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                                  SCHEDULE 14A
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material under sec.240.14a-12

                           DUQUESNE LIGHT HOLDINGS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2)of Schedule 14A.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

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

[DUQUESNE LIGHT HOLDINGS LOGO]

DUQUESNE LIGHT HOLDINGS

NOTICE OF 2004 ANNUAL MEETING AND PROXY STATEMENT

                                                                  March 30, 2004

To the Stockholders of Duquesne Light Holdings, Inc.:

         The Annual Meeting of Stockholders of Duquesne Light Holdings, Inc. will be held at the Manchester Craftsmen's Guild, 1815 Metropolitan Street, Pittsburgh, PA 15233 on Thursday, May 27, 2004 at 10:00 a.m., for the following purposes:

(1)      To elect three directors to serve until the 2007 Annual Meeting;

(2)      To approve Amendments to the 2002 Long-Term Incentive Plan;

(3) To ratify the appointment, by the Board of Directors, of Deloitte & Touche LLP as independent auditors to audit the books of Duquesne Light Holdings for the year ending December 31, 2004; and

(4) To consider and act upon other matters that may properly come before the meeting.

         Stockholders of record of Duquesne Light Holdings Common Stock and Duquesne Light Holdings Preferred Stock, Series A (Convertible), at the close of business on March 10, 2004, the record date, are entitled to notice of the Annual Meeting and are entitled to vote at the meeting. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

         If you are a stockholder of record as of March 10, 2004, and wish to attend the meeting, please fill in the form at the end of the Proxy Statement and return it with your proxy card so that we can send you an admittance ticket. If your shares are registered in the name of a brokerage firm or trustee and you plan to attend the meeting, please obtain a letter or account statement of your beneficial ownership from the brokerage firm or trustee. Only stockholders with the proper credentials will be admitted to the meeting.

         For further information about Duquesne Light Holdings, please visit our web site at www.duquesnelight.com.

         We hope you can join us. However, whether or not you plan to attend the meeting in person, YOUR VOTE IS IMPORTANT, SO PLEASE VOTE.

                                 By Order of the Board of Directors,

                                 Douglas L. Rabuzzi
                                 Corporate Secretary

                                TABLE OF CONTENTS

Voting and Revocation of Proxies.................................................           1

Proposal 1

       Election of Directors......................................................          2

Proposal 2

       Approval of Amendments to the 2002 Long-Term Incentive Plan...............           3

Proposal 3

       Ratification of Independent Auditors for 2004.............................           9

Information about the Board and Management:

       Statement on Corporate Governance.........................................           9

       Directors' Fees and Plans.................................................           9

       Meetings and Committees...................................................          10

Beneficial Ownership Tables......................................................          12

Audit Committee Report...........................................................          13

Compensation Committee Report....................................................          14

Performance Graph................................................................          16

Summary Compensation Table.......................................................          17

Option/SAR Exercises and Year-End Value Table....................................          18

LTIP Awards Table................................................................          18

Pension Plan Table...............................................................          18

Employment Agreements............................................................          19

Other Information................................................................          19

Amended 2002 Long-Term Incentive Plan............................................          A-1

Audit Committee Charter..........................................................          B-1

Ticket Request ..................................................................       Back Cover

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 27, 2004

         We are sending this Proxy Statement to you in connection with the solicitation of proxies by the Board of Directors of Duquesne Light Holdings, Inc. for the Annual Meeting of Stockholders to be held on Thursday, May 27, 2004. These proxy materials will be first mailed to stockholders on or about March 30, 2004.

         The specific proposals to be considered and voted upon at the Annual Meeting are summarized in the Notice of 2004 Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

VOTING AND REVOCATION OF PROXIES

         The Board of Directors has set the close of business on March 10, 2004 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. There were 75,790,014 shares of Common Stock outstanding and entitled to vote on the record date. Each Common stockholder is entitled to one vote for each whole share held on all matters to be voted upon at the Annual Meeting.

         There were 117,373 shares of Duquesne Light Holdings, Inc. Preferred Stock, Series A (Convertible), outstanding and entitled to vote at the close of business on the record date. The Preferred stockholders are entitled to vote on all matters submitted to a vote of the Common stockholders, voting together with them as one class. Each Preferred stockholder is entitled to three votes for each whole share held on all matters to be voted upon at the Annual Meeting, making a total of 352,119 votes for the Preferred Stock. The Common and Preferred Stock combined account for a total of 76,142,133 votes.

         A majority of the voting power of the outstanding shares, present or represented by proxy, constitutes a quorum for transacting business at the Annual Meeting. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by stockholders will be treated as present at the Annual Meeting for purposes of a quorum.

         All stockholders have cumulative voting rights with respect to the election of directors. Cumulative voting means each stockholder has the right to multiply the number of votes to which he or she may be entitled (i.e., one vote per share of Common Stock and three votes per share of Preferred Stock) by the total number of directors to be elected. Each stockholder may cast all of those votes for a single nominee or may distribute them among the nominees as the stockholder sees fit. A stockholder's votes for the election of directors by a proxy solicited on behalf of the Board of Directors will be cumulated selectively (at the discretion of the holders of the proxy) among those nominees for whom the stockholder has not withheld authority to vote.

         With respect to Proposal 1, the election of directors, the three people receiving the highest number of votes will be elected as directors of Duquesne Light Holdings. Approval of Proposal 2 requires the affirmative vote of a majority of the outstanding shares entitled to vote; in addition, a majority of the outstanding shares entitled to vote must cast votes with respect to the proposal. Proxies marked as abstaining will have the same legal effect as a vote "Against" the proposal. Broker non-votes will not be considered as votes cast with respect to Proposal 2. Approval of Proposal 3 requires the affirmative vote of a majority of the outstanding shares entitled to vote. Proxies marked as abstaining (including proxies containing broker non-votes) will not be considered as votes cast and will not have the same legal effect as a vote "Against" Proposal 3. The shares represented by the proxy will be voted as you instruct us on the proxy. If you sign and return your proxy without voting instructions, it will be voted "FOR" approval of each nominee for election as Director named in this Proxy Statement, "FOR" approval of the Amendments to the 2002 Long-Term Incentive Plan, and "FOR" ratification of the appointment of Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (together, "Deloitte") as independent auditors of Duquesne Light Holdings, Inc. for the year 2004. In addition, if other matters come before the Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment in respect to such matters.

         You may revoke your proxy at any time before the polls close at the Annual Meeting, but the revocation shall not be effective until written notice has been given to our Corporate Secretary.

CONFIDENTIALITY

         We keep proxies, ballots, and voting tabulations that identify individual stockholders confidential, except in a contested proxy solicitation or as may be necessary to meet applicable legal requirements. Proxies, ballots, and other voting documents are available for examination only by the judges of election and those associated with processing proxy cards and tabulating the vote, who must agree in writing to comply with our policy of confidentiality.

                              PROPOSALS TO BE VOTED

PROPOSAL NO. 1

ELECTION OF DIRECTORS

         Three directors, who will serve until the 2007 Annual Meeting and thereafter until their successors are chosen and qualified, are to be elected by the stockholders at the Annual Meeting. We intend to vote proxies solicited on behalf of the Board of Directors for the nominees named below. If, because of events not presently known or anticipated, any nominee is unable to serve or will not serve, the proxies voted for the election of that Director may be voted (in the discretion of the holders of the proxies) for other nominees not named below. Unless otherwise indicated in the biographies, the business positions have been held for the past five years.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS APPROVE
                   THE ELECTION OF THE NOMINEES FOR DIRECTOR.

NOMINEES FOR DIRECTORS
TERMS EXPIRING IN THE YEAR 2007:

DOREEN E. BOYCE, Age 69, Director since 1989, Vice Chair since 2002. President of the Buhl Foundation (charitable institution for educational and public purposes). Also a director of Microbac Laboratories, Inc. (analytical testing laboratory group), Orbeco Analytical Systems, Inc. (manufacturer of hand-held water testing equipment), Carnegie Science Center and Dollar Bank, Federal Savings Bank, and Chair of the Franklin & Marshall College Board of Trustees. Board Committees: Employment and Community Relations, and Executive.

CHARLES C. COHEN, Age 63, Director since 2002. Chairman of Cohen & Grigsby, P.
C. (a law firm). Also a director of Commonwealth Capital Group, Eat 'n Park Hospitality Group, Inc., Giant Eagle, Inc., Industrial Scientific Corporation, Preservation Technologies, L.P., and Robroy Industries, Inc.; Chairman of the Board, Jewish Healthcare Foundation; and an adjunct professor at the University of Pittsburgh School of Law. Board Committees: Corporate Governance, Employment and Community Relations, and Executive.

MORGAN K. O'BRIEN, Age 44, Director, President and Chief Executive Officer since 2001. Chief Operating Officer from August 2000 to September 2001. Executive Vice President - Corporate Development from January 2000 to August 2000. Vice President - Corporate Development from July 1999 to January 2000. Vice President, Controller and Treasurer from November 1998 to July 1999. Director, President and Chief Executive Officer of Duquesne Light Company. Also a director of Edison Electric Institute, Association of Edison Illuminating Companies, the United Way of Allegheny County, Catholic Charities of Pittsburgh, the Allegheny Conference on Community Development and the Greater Pittsburgh Council, Boy Scouts of America. Board Committee: Executive.

STANDING DIRECTORS
TERMS EXPIRING IN THE YEAR 2005:

SIGO FALK, Age 69, Director since 1989. Management of personal investments. Chairman of The Maurice Falk Medical Fund and Leon Falk Family Trust. Also Chairman of the Allegheny Land Trust, Vice Chair of the Chatham College Board of Trustees and a board member of the Historical Society of Western Pennsylvania and Pittsburgh Symphony. Board Committees: Audit, Compensation, and Finance.

DAVID M. KELLY, Age 62, Director since 2002. Chairman, President and Chief Executive Officer of Matthews International Corporation (designer, manufacturer, and marketer principally of memorialization products and caskets for the cemetery and funeral home industries and custom-made products which are used to identify people, places, products and events). Also a director of Elliott Company, Mestek, Inc., and United Way of Allegheny County. Board Committees:
Audit, Compensation, and Employment and Community Relations.

JOHN D. TURNER, Age 58, Director since 2002. Retired. Former Chairman and Chief Executive Officer of Copperweld Corporation (producer of steel tubular products and components, as well as bimetallic wire and strip products). Former President of LTV Copperweld from 1999 to 2001 and former Executive Vice President and Chief Operating Officer of LTV Corporation from February 26, 2001 to December 7, 2001. Also a director of Matthews International Corporation, the Coalition for Christian Outreach, the American Red Cross (Chautaqua County Chapter) and the Greater Pittsburgh Council, Boy Scouts of America. Also a member of the Geneva College Board of Trustees and the Fellowship of Christian Athletes Advisory Board. Board Committees: Compensation, Finance, and Executive.

TERMS EXPIRING IN THE YEAR 2006:

ROBERT P. BOZZONE, Age 70, Director since 1990, Chair since 2002. Chairman and director of Allegheny Technologies, Inc. (specialty metals production). Also a director of Teledyne Technologies, Inc., non-executive Chairman of Waterpik Technologies, a trustee of Rensselaer Polytechnic Institute, a life member of ASM International (engineering technical society), and a director of the Greater Pittsburgh Council, Boy Scouts of America, The Salvation Army Advisory Board, the Pittsburgh Foundation and a trustee of the Carnegie Museums of Pittsburgh. Also former Chairman of the Pittsburgh Branch of the Federal Reserve Bank of Cleveland and former member of the EPRI Advisory Board. Board Committees:
Corporate Governance and Executive.

JOSEPH C. GUYAUX, Age 53, Director since 2003. President of The PNC Financial Services Group, Inc. Previously held various senior management positions at PNC. Also a director of Duquesne University, Private Export Funding Corporation, Consumer Bankers Association, Pittsburgh Theological Seminary, and Pittsburgh Civic Light Opera, and a trustee of the Carnegie Museums of Pittsburgh. Board
Committees: Audit, Employment and Community Relations, and Finance.

STEVEN S. ROGERS, Age 46, Director since 2000. Clinical Professor of Finance and Management at the J. L. Kellogg Graduate School of Management of Northwestern University. Also a director of S. C. Johnson & Son, Inc. (manufacturer of household cleaning, personal care and insecticide products) and Supervalu, Inc. (supermarket retailer and food distributor). Board Committees: Compensation, Corporate Governance, and Finance.

PROPOSAL NO. 2

APPROVAL OF AMENDMENTS TO THE DUQUESNE LIGHT HOLDINGS, INC. 2002 LONG-TERM INCENTIVE PLAN

INTRODUCTION

         The Board of Directors has recommended that the stockholders of Duquesne Light Holdings approve the Duquesne Light Holdings, Inc. 2002 Long-Term Incentive Plan (formerly know as the DQE, Inc. 2002 Long-Term Incentive Plan) ("Incentive Plan"), as amended by the Board of Directors on February 26, 2004 (the "Amended Incentive Plan"). A vote in favor of the Amended Incentive Plan will also be a vote in favor of the amendments to the Incentive Plan which will
(1) increase the total number of shares of Common Stock reserved for issuance under the Plan from 2,690,468 shares to 3,690,468 shares, (2) increase the total number of shares of Common Stock that may be granted under the Plan as restricted stock and restricted units from 500,000 shares to 700,000 shares, (3) expand the eligibility provisions to permit the grant of all types of awards available under the Amended Incentive Plan to non-employee directors of Duquesne Light Holdings, add a provision permitting grants of unrestricted shares of Common Stock to be made to non-employee directors as part of the regular compensation package of non-employee directors and/or the Board Chairman, Vice Chairman and Committee Chairmen and eliminate the provisions of the Plan requiring only specific stock option grants (formula awards) to non-employee directors, (4) add restricted stock units as a new type of award that may be granted under the Amended Incentive Plan and (5) permit Duquesne Light Holdings to determine that dividend equivalent accounts associated with stock options be paid in shares of Common Stock or cash (only cash payments of such accounts are presently authorized), allow dividends on restricted shares to be accumulated and paid only upon vesting (currently dividends on restricted shares must be paid to participants as they accrue) and authorize dividend equivalent accounts to be established in connection with performance awards granted under the Amended Incentive Plan.

         As of the record date, of the 2,690,468 shares of Common Stock currently reserved under the Incentive Plan, 1,308,473 shares of Common Stock were available for future grants under the Incentive Plan. The Amended Incentive Plan is intended to be a flexible vehicle under which a variety of types of equity-based and cash-based compensation awards, including stock options, stock appreciation rights, restricted shares, restricted units and performance awards, can be made. The Board of Directors believes that the grant of such equity-based compensation awards to eligible employees and non-employee directors of Duquesne Light Holdings is a vital factor in attracting and retaining effective and capable personnel who contribute to the growth and success of Duquesne Light Holdings and in establishing a direct link between the financial interests of such individuals and of the stockholders of Duquesne Light Holdings, and that it is prudent to increase the number of shares of Common Stock available for future grants at this time. The Board believes that the other changes to the Incentive Plan, listed above, are also appropriate to enhance our ability to respond to evolving personnel requirements and changing compensation trends. In particular, the changes will assist in the implementation of the stock ownership requirements discussed in the Compensation Committee Report later in this Proxy Statement.

         The material features of the Amended Incentive Plan are summarized below, but this summary is qualified in its entirety by the full text of the Amended Incentive Plan, which is attached as Appendix A.

SHARES AVAILABLE UNDER THE AMENDED INCENTIVE PLAN

          Under the Amended Incentive Plan, a total pool of 3,690,468 shares of Common Stock is reserved for issuance. Of those shares, no more than 700,000 shares may be issued as restricted shares, restricted units and unrestricted stock awards to non-employee directors. No participant can receive awards under the Amended Incentive Plan in any calendar year in respect of more than 500,000 shares of Common Stock or, with respect to performance awards denominated in cash, of more than $1,000,000.

          The number of shares available for issuance under the Amended Incentive Plan, as well as the share limits on the issuance of restricted shares and restricted units and on amounts awarded to a participant in any calendar year, are subject to anti-dilution adjustments specified in the Amended Incentive Plan. Shares subject to canceled, terminated, expired, surrendered or forfeited awards made under the Amended Incentive Plan become available again for issuance under the Amended Incentive Plan. If any alternative stock appreciation rights are exercised and the related stock option is surrendered unexercised, the stock option will be deemed to have been exercised and the underlying shares will no longer be available for issuance under the Amended Incentive Plan. The shares to be offered under the Amended Incentive Plan will be either authorized and unissued shares or issued shares that have been reacquired by Duquesne Light Holdings. The closing price of Common Stock on March 10, 2004, as reported on the New York Stock Exchange Consolidated Transaction Reporting System was $19.46 per share.

ADMINISTRATION

          The Amended Incentive Plan is administered by two committees of the Board of Directors: the Disinterested Committee and the Key Employee Committee (each a "Committee"). The Disinterested Committee has authority to make awards to eligible employees in its discretion and to interpret the Amended Incentive Plan and prescribe rules, regulations and procedures in connection with its operations. The Compensation Committee currently functions as the Disinterested Committee. The sole authority of the Key Employee Committee is to select eligible employees who are not "insiders" (who are not subject to the reporting and liability provisions of Section 16 of the Securities Exchange Act of 1934) and to establish the terms and conditions of their awards. Our Chief Executive Officer currently functions as the Key Employee Committee.

ELIGIBILITY

          Any employee who is classified as regularly and actively employed by Duquesne Light Holdings or an affiliated company and whose wages and other conditions of employment are not covered by a collective bargaining agreement (unless and until such agreement provides for the application of the Amended Incentive Plan to employees covered by the agreement), will be eligible to participate in the Amended Incentive Plan. Non-employee directors of Duquesne Light Holdings may receive awards under the Amended Incentive Plan on the same basis as if they were eligible employees. In addition, grants of unrestricted shares of Common Stock may be made as part of the regular compensation package of the Board Chairman, Vice Chairman and Committee Chairmen. The Committees have the authority to designate participants and establish the terms of their awards. As of March 10, 2004, approximately 149 employees and eight non-employee directors were eligible to participate in the Amended Incentive Plan.

STOCK OPTIONS

          In General. The Amended Incentive Plan provides for the grant of "non-statutory" stock options, which are stock options that do not qualify under
Section 422 of the Internal Revenue Code, and of alternative stock appreciation rights, which may be granted in conjunction with a stock option. In addition, a dividend equivalent account may be established in connection with a stock option.

          Exercise Price. The price at which each stock option may be exercised (the "exercise price") is determined in the discretion of the Committees, but may not be less than 100% of the fair market value per share of the Common Stock on the date of grant.

          Expiration. In general, a stock option will become exercisable at the time and to the extent specified in the related stock option agreement. No stock option may be exercised after the expiration of ten years from the date of grant.

          Exercise Period After Termination of Employment. In general, each participant's stock option agreement will contain provisions regarding the extent to which a stock option may be exercised by the participant following termination of the participant's employment or directorship with Duquesne Light Holdings and our affiliates.

STOCK-FOR-STOCK OPTIONS

          A grant of stock options may provide that if a participant surrenders shares of Common Stock in full or partial payment of the exercise price for a stock option or tenders shares or elects to have shares withheld to pay withholding taxes related to the exercise of a stock option, then, concurrently with such surrender or withholding, the participant, subject to the availability of shares of Common Stock under the Amended Incentive Plan, will be granted a new stock option (a "new stock option") covering a number of shares equal to the number so surrendered or withheld. A new stock option may be granted in connection with the exercise of a stock option which is itself a new stock option. Each new stock option will have the same expiration date as the original stock option and an exercise price equal to the fair market value of the Common Stock on the date of exercise of the stock option in respect of which the new stock option was granted.

ALTERNATIVE STOCK APPRECIATION RIGHTS

          Alternative stock appreciation rights granted in conjunction with a stock option are exercisable only to the extent the related stock option may be exercised. Alternative stock appreciation rights entitle the person exercising the rights to surrender the related stock option, or a portion thereof, unexercised, and to receive in exchange therefor that number of shares of Common Stock having an aggregate fair market value on the date of exercise of the rights equal to (i) the excess of the fair market value of one share of Common Stock on the date of exercise over the exercise price per share of such surrendered stock option times (ii) the number of shares covered by the stock option, or portion thereof, which is surrendered. With the approval of the Committees, the participant may elect to receive the cash value of such shares of Common Stock, rather than the shares, upon the exercise of alternative stock appreciation rights.

DIVIDEND EQUIVALENT ACCOUNTS

          Dividend equivalent accounts may be established with respect to any stock option. A dividend equivalent account is credited during the period from the date of grant of the related stock option or, if later, the date the dividend equivalent account is establishment, until the earlier of (i) the date of payment of the dividend equivalent account or (ii) the date of cancellation, termination, or expiration of the stock option, with an amount equal to any cash dividends that would have been paid with respect to the shares of Common Stock then covered by the stock option if the stock option had been exercised and the Common Stock had been owned by the participant.

          The balance in any dividend equivalent account will not be paid, and the account will be eliminated, if the related stock option and any alternative stock appreciation rights are canceled, terminate or expire unexercised. Dividend equivalent account balances will be paid in cash, or if the applicable award agreement so provides, in shares of Common Stock.

RESTRICTED SHARES AND RESTRICTED UNITS

          Shares of Common Stock subject to specified restrictions ("restricted shares") may be awarded to participants. Restricted shares are subject to forfeiture if the participant does not meet certain conditions, such as continued employment over a specified forfeiture period and/or the attainment of specified performance targets. The terms and conditions of restricted share awards and the related performance goals are determined by the Committees. The Committees also may award to a participant units representing the right to receive shares of Common Stock in the future subject to the achievement of one or more goals relating to the completion of service by the participant and/or the achievement of performance or other objectives ("restricted units"). The terms and conditions of restricted share and restricted unit awards are determined by the Committees and will be set forth in an award agreement containing provisions determined by the Committees, and not inconsistent with the Amended Incentive Plan.

          In the case of restricted share and restricted unit awards intended to qualify as "performance-based" for purposes of Section 162(m) of the Internal Revenue Code, the performance goals will include, without limitation, specified levels of one or more of the following, either in absolute terms or as compared to another company or companies or peer group (referred to in this Proxy Statement as the "Performance Goals"): total stockholder return, operating income, operating profit (earnings from continuing operations before interest and taxes), net income, earnings per share, return on investment or working capital, return on stockholders' equity, stock price appreciation, earnings before interest, taxes, depreciation and amortization, economic value added (the amount, if any, by which net operating profit after tax exceeds a reference cost of capital), and balanced scorecard, any one of which may be measured with respect to Duquesne Light Holdings or any one or more of our affiliates or business units. When circumstances occur which cause predetermined performance targets to be an inappropriate measure of achievement, the Committees may adjust the performance targets (except to the extent inconsistent with the performance-based compensation exception under Section 162(m) of the Internal Revenue Code).

          Participants who have been awarded restricted shares will immediately upon grant have all of the rights of a stockholder, including the right to vote and to receive dividends, provided that if the applicable award agreement so provides, the dividends may be accumulated and paid only upon vesting of the restricted shares. In contrast, with respect to restricted units, shares of Common Stock are issued on a deferred basis and stockholder rights to not accrue to the participant until shares are actually issued. During the forfeiture period, restricted shares are nontransferable other than by will or by the laws of descent and distribution of the applicable state if a participant dies intestate. Restricted units are also generally not transferable. Upon the expiration or earlier termination of the forfeiture period and the satisfaction of any prescribed conditions, the restrictions on restricted shares and restricted units will lapse (i.e., the restricted shares or restricted units will "vest"). Actual issuance of shares may, at the participant's election, subject to any limitations imposed by the Committee, be deferred beyond the vesting date of the restricted units.

NON-EMPLOYEE DIRECTOR STOCK GRANTS

          Shares of unrestricted Common Stock have historically been part of the regular compensation of non-employee directors of Duquesne Light Holdings. At present, Duquesne Light Holdings awards shares of unrestricted Common Stock annually in the amounts of $30,000 to the Chairman of the Board, $15,000 to the Vice Chairman and $5,000 to each Committee Chairman. The Amended Incentive Plan authorizes the issuance of unrestricted shares of Common Stock as part of the regular compensation package of non-employee directors and/or as part of the regular compensation package of the Board Chairman, Vice Chairman and Chairmen of Board Committees.

PERFORMANCE AWARDS

          Performance awards may be granted to participants. A performance award entitles an eligible participant to receive a payment based upon the attainment of predetermined performance targets over a specified award period. Performance awards may be measured by the fair market value of a specified number of shares of Common Stock, increases in such value during the award period and/or a fixed cash amount and may be paid in cash, shares of Common Stock or a combination thereof. Dividend equivalent accounts may be established in connection with performance awards denominated in shares of Common Stock

          Award periods will be twenty-four (24) or more consecutive months. The performance goals will be determined by the Committees. In the case of awards intended to qualify as "performance-based" for purposes of Section 162(m) of the Internal Revenue Code, the awards will vest only on the basis of the Performance Goals (as defined above under "Restricted Shares and Restricted Units"), any one of which may be measured with respect to Duquesne Light Holdings or any one or more of our affiliates or business units. When circumstances occur which cause predetermined performance targets to be an inappropriate measure of achievement, the Committees may adjust the performance targets (except to the extent inconsistent with the performance-based exception under Section 162(m) of the Internal Revenue Code).

          In general, if, prior to the end of an award period, a participant's employment with Duquesne Light Holdings and our affiliates terminates or the participant's employer ceases to be a Duquesne Light Holdings affiliate, the participant will not be entitled to receive any performance award.

CHANGE IN CONTROL

          In general, in the event of a change in control (as defined in the Incentive Plan) of Duquesne Light Holdings, unless the award agreement otherwise provides, all outstanding stock options and alternative stock appreciation rights immediately become exercisable, the restrictions on all restricted shares and restricted units lapse, all performance awards immediately become payable, and all stock options and alternative stock appreciation rights held by a participant whose employment terminates within one year of any change of control for any reason other than disability, retirement under any retirement plan of Duquesne Light Holdings or any of our affiliates, or death will be exercisable for a period of three months after the date of such termination, but in no event later than the expiration date of the stock option.

DURATION, TERMINATION, AND AMENDMENT

          The Amended Incentive Plan will terminate on December 31, 2011, unless earlier terminated by the Board. The Board may amend, alter, revoke, or terminate the Amended Incentive Plan at any time or from time to time, provided that (i) no revocation or termination will terminate any outstanding stock option, alternative stock appreciation right, restricted share award, restricted unit award, performance award or dividend equivalent account and (ii) no alteration or amendment will, without stockholder approval, (a) increase the total number of shares which may be issued and delivered under the Amended Incentive Plan; (b) increase the total number of shares that may be covered by awards to any one person; (c) change the minimum Exercise Price; or (d) extend the period during which awards may be granted under the Incentive Plan. An amendment, alteration, revocation, or termination of the Amended Incentive Plan will not, without the written consent of a participant, adversely affect such participant's rights with respect to any stock option, alternative stock appreciation right, restricted share award, restricted unit award, performance award or dividend equivalent account previously granted or established under the Incentive Plan.

FEDERAL INCOME TAX CONSEQUENCES

          The following is a brief description of the principal Federal income tax consequences of Amended Incentive Plan benefits under present law. The summary is not intended to be exhaustive and, among other things, does not describe Federal payroll tax consequences of the effects of state, local or foreign taxes.

          Stock Options. A participant will not recognize any taxable income for Federal income tax purposes upon receipt of a stock option award. Upon exercise of a stock option, the amount by which the fair market value of the shares of Common Stock received, determined as of the date of exercise, exceeds the exercise price of the stock option will be treated as compensation income received by the participant; provided, however, that the timing and amount of compensation income recognition by a participant may be altered if shares of Common Stock received upon exercise are subject to certain forfeiture and transferability restrictions.

          Stock Appreciation Rights. A participant will not recognize any taxable income for Federal income tax purposes upon receipt of alternative stock appreciation rights. Upon the exercise of alternative stock appreciation rights, the fair market value of any shares of Common Stock received, determined as of the date of exercise, and the amount of any cash received will be treated as compensation income received by the participant in the year of exercise; provided, however, that the timing and amount of compensation income recognition by a participant with respect to any shares of Common Stock received upon exercise may be altered if such shares are subject to certain forfeiture and transferability restrictions.

          Dividend Equivalent Accounts. A participant will not recognize any taxable income for Federal income tax purposes upon the establishment of a dividend equivalent account or upon the crediting of amounts to such account. All or any portion of the balance of a dividend equivalent account that is paid to a participant will be treated as compensation income received by the participant in the year that payment is made in respect of the dividend equivalent account.

          Restricted Shares. A participant will normally not recognize taxable income upon an award of restricted shares until the lapse of the applicable restrictions. Upon the lapse of the restrictions, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the Common Stock as to which the restrictions have lapsed. However, a participant may elect under Section 83(b) of the Internal Revenue Code to recognize taxable ordinary income in the year the restricted shares are awarded in an amount equal to the fair market value of the shares at that time, determined without regard to the restrictions. In such a case, any gain or loss subsequently recognized by the participant will be a capital gain or loss.

         Restricted Units. A participant will normally not recognize taxable income upon an award of restricted units. Upon the lapse of the restrictions and the issuance of the earned shares, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the Common Stock received.

         Stock Grants to Non-Employee Directors. Upon the issuance of shares of unrestricted Common Stock to a non-employee Director, the participant will recognize ordinary taxable income in an amount equal to the fair market value of such shares.

          Performance Awards. Normally, a participant will not recognize taxable income upon the grant of such awards. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any Common Stock received will constitute ordinary income to the participant.

          Duquesne Light Holdings Deduction. Duquesne Light Holdings and its affiliated companies generally will be entitled to a deduction for compensation paid in the same amount and at the same time as compensation income (i.e., ordinary income) is deemed to be received by the participant in connection with the exercise of a stock option, alternative stock appreciation right, payment in respect of a dividend equivalent account, performance award, restricted share award or restricted unit award.

BENEFITS ALLOCATED UNDER THE INCENTIVE PLAN

         In general, the awards to be made under the Amended Incentive Plan to eligible employees and officers in the future are not determinable at this time. Awards made in 2003 to the named executive officers are disclosed in the "Compensation" section later in this Proxy Statement. Such awards would be unaffected by the amendments proposed to be made under the Amended Incentive Plan.

         The following table reflects the shares of restricted and unrestricted Common Stock that will be granted in 2004 to the non-employee directors, as a group, under the Amended Incentive Plan. These grants will only be made if the Amended Incentive Plan is approved.

                                        DOLLAR VALUE ($) OF SHARES OF          NUMBER OF SHARES OF
               GROUP                            COMMON STOCK                       COMMON STOCK
--------------------------------------------------------------------------------------------------
Morgan K. O'Brien                                        -                                 -
--------------------------------------------------------------------------------------------------
Joseph G. Belechak                                       -                                 -
--------------------------------------------------------------------------------------------------
Maureen L. Hogel                                         -                                 -
--------------------------------------------------------------------------------------------------
Stevan R. Schott                                         -                                 -
--------------------------------------------------------------------------------------------------
James E. Wilson                                          -                                 -
--------------------------------------------------------------------------------------------------
All Executive Officers                                   -                                 -
--------------------------------------------------------------------------------------------------
All current Non-employee Directors(1)             $464,200                            23,854
--------------------------------------------------------------------------------------------------
All Non-executive Employees                              -                                 -
--------------------------------------------------------------------------------------------------

(1) Includes the number of shares estimated to equal the $30,000 fee for the Board Chair, $15,000 fee for the Vice Chair and the $5,000 fees for the six Committee Chairs, based on the closing New York Stock Exchange price of our common stock of $19.46 on March 10, 2004.

                      EQUITY COMPENSATION PLAN INFORMATION

    The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing compensation plans as of December 31, 2003:

                                   (a)                      (b)                                (c)
---------------------------------------------------------------------------------------------------------------
                                                                                Number of securities remaining
                          Number of securities to      Weighted average          available for future issuance
                          be issued upon exercise      exercise price of        under equity compensation plans
                          of outstanding options,    outstanding options,       (excluding securities reflected
Plan Category             warrants and rights (1)    warrants and rights.             in column (a)) (2)
---------------------------------------------------------------------------------------------------------------
Equity compensation
plans approved by                 2,747,796                   $24.39                       1,308,473
security holders
---------------------------------------------------------------------------------------------------------------
Equity compensation
plans not approved by                    --                       --                              --
security holders
---------------------------------------------------------------------------------------------------------------
Total                             2,747,796                                                1,308,473
---------------------------------------------------------------------------------------------------------------

(1) Includes 1,365,801 shares of common stock issuable upon exercise of options granted under our prior Long-Term Incentive Plan (discontinued in 2002) and 691,178 shares of common stock issuable upon exercise of options granted under our current Incentive Plan. Reflects 46,500 performance shares awarded in 2002 which may or may not be earned by the awardees depending on our achieving certain total shareholder return goals in 2004, and 58,500 performance shares awarded in 2003 which may or may not be earned depending on our achieving total shareholder return goals in 2005; awardees may earn up to 200% of the amounts awarded. Reflects 387,400 deferred stock units awarded in 2003 which may or may not be earned depending on our achieving cumulative total shareholder return and earnings per share goals through 2006. Awardees may earn up to 100% of the amounts awarded. Reflects 198,417 restricted shares issued in 2003.

(2)      All of these shares are available under our current Incentive Plan.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
  VOTE "FOR" APPROVAL OF THE AMENDMENTS TO THE 2002 LONG-TERM INCENTIVE PLAN.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         Action is to be taken at the Annual Meeting of Stockholders to ratify the appointment, by the Board, of independent auditors to audit the books of Duquesne Light Holdings and our subsidiaries for the year ending December 31, 2004. The Board recommends the ratification of the appointment of Deloitte as independent auditors for the year 2004.

         Deloitte provided a variety of professional services for us and our subsidiaries during 2003. Included were the audit of our annual financial statements; reviews of quarterly financial statements; services related to filings with the SEC and the Federal Energy Regulatory Commission; audits of certain employee benefit plans; and consultations on matters related to accounting and financial reporting. Non-audit services also were provided during 2003, including technical assistance relating to corporate tax matters, and tax consulting.

         Representatives of Deloitte will be present at the meeting, will have the opportunity to make a statement if they desire, and will also be available to respond to appropriate questions from stockholders in attendance.

         We are submitting the appointment of independent auditors for ratification by our stockholders, although ratification is not required. If ratification is not obtained, the Board may reconsider its appointment of Deloitte.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
           RATIFY THE APPOINTMENT OF DELOITTE AS INDEPENDENT AUDITORS.

INFORMATION ABOUT THE BOARD AND MANAGEMENT

STATEMENT ON CORPORATE GOVERNANCE

         Each of our Audit, Compensation and Corporate Governance Committees operates according to a written charter which complies with the New York Stock Exchange ("NYSE") listing standards. As required under the Federal securities regulations, the Board has adopted our Guidelines for Ethical Conduct (our long-standing code of ethics for officers and employees) to apply to Directors. You can access our committee charters and the Guidelines (including notice of any waivers thereof) on our web site at www.duquesnelight.com. Our non-management Directors meet, without management, at regularly scheduled executive sessions led by our non-executive Chairman of the Board, Robert P. Bozzone. The Board has determined that, other than Mrs. Boyce (see "Certain Relationships and Related Transactions" later in this Proxy Statement) and Mr. O'Brien, each Director is independent in accordance with the requirements of the NYSE listing standards.

DIRECTORS' FEES AND PLANS

         Directors who are employees of Duquesne Light Holdings or any of our affiliates are not compensated for their Board service.

         Directors who are not employees are compensated for their Board service by a combination of cash and an annual grant of Common Stock. The cash component consists of an annual Board retainer of $24,000, payable in twelve monthly installments, and a fee of $1,000 for each Board, Committee or ad hoc meeting attended. The Board Chair is not compensated for attending Committee meetings. Subject to stockholder approval of the Amended Incentive Plan, the stock component shall consist of an annual grant of 2,500 restricted shares or deferred stock units (each of which would vest over two years) for each Director (replacing the 250 shares and 4,370 stock options previously granted annually), plus annual grants of stock (which may be deferred in the form of deferred stock units at the recipient's option) in the following amounts: $30,000 to the Board Chair; $15,000 to the Vice Chair; and $5,000 to each Committee chairperson. The stock component is to be provided under the Amended Incentive Plan discussed in Proposal No. 2 above, and therefore is subject to stockholder approval. In 2003 the Board introduced stock ownership requirements for Directors, in order to emphasize the alignment of stockholder and Director interests. Each Director is required to own Holdings Common Stock equal in value to at least five times the annual cash retainer. The Directors have six years to meet their ownership targets.

         Each non-employee Director under the age of 72 may elect to defer receipt of a percentage of his or her Director's remuneration until after termination of service as a Director. Deferred compensation may be received in one to ten annual installments commencing, with certain exceptions, on the 15th day of January of the year designated by the Director. Interest accrues quarterly on all deferred compensation at a rate equal to a specified bank's prime lending rate.

         For Directors elected prior to June 1, 2003, we have a Charitable Giving Program funded by company-owned life insurance policies on the Directors. Upon the death of a Director, we donate up to $500,000, payable in ten equal annual installments, to a maximum of ten qualifying charitable or educational organizations recommended by the Director and reviewed and approved by the Employment and Community Relations Committee and the Board. A Director must have Board service of 60 months or more in order to qualify for the full donation amount, with service of less than 60 months qualifying for a pro-rated donation. The program does not result in any material cost to us.

         We provide Business Travel Insurance to our non-employee directors as part of our Business Travel Insurance Plan for Management Employees. In the event of accidental death or dismemberment, benefits of up to $400,000 per individual are provided. The program does not result in any material cost to us.

         Directors can participate in the Duquesne Light Company College Matching Gift Program, which provides a dollar-for-dollar match of a gift of cash or securities (up to a maximum of $5,000 per donor per calendar year) to an accredited, nonprofit, non-proprietary, degree-granting college, university, or junior college located within the United States or one of its possessions which is recognized by the Internal Revenue Service as eligible to receive tax-deductible contributions. The program does not result in any material cost to us.

MEETINGS AND COMMITTEES

          The Board held 11 regular and special meetings during 2003. Attendance by the directors at Board and Committee meetings in 2003 averaged 97%. Each Director attended at least 75% of the meetings of the Board and Committees of which he or she was a member. In addition, it is Board policy that Directors should attend the Annual Meeting of Stockholders; all members attended the 2003 Annual Meeting. The Board has standing Audit, Compensation, Corporate Governance, Employment and Community Relations, and Finance Committees which meet periodically, as well as the Executive Committee. Actions taken by all Committees are reported to the full Board. The charters for all the standing Committees can be accessed on our web site.

         AUDIT COMMITTEE. The Audit Committee is comprised of three directors, all of whom are independent as required by Federal securities law and the NYSE listing standards. The Committee operates under a written charter adopted by the Board, a copy of which is attached hereto as Appendix B. The Committee recommends the independent auditors who are appointed by the Board and ratified by the stockholders. The Committee also reviews our financial statements, the related report of the independent auditors and the results of the annual audit. The Committee monitors our system of internal accounting control and the adequacy of the internal audit function, and oversees corporate compliance and ethics. The Committee met seven times during 2003. The members are Messrs. Falk, Guyaux and Kelly (Chair). The full Board has determined that Mr. Kelly is an audit committee financial expert as defined under Federal securities regulations.

         While evaluating its recommendation of Deloitte as the independent auditor, the Audit Committee considered whether Deloitte's provision of non-audit services was compatible with maintaining its independence. The following paragraphs discuss the fees billed by Deloitte for both audit and non-audit services in 2003.

         Fees Paid to Deloitte. The following table sets forth the aggregate fees billed by Deloitte for professional services rendered for the years ended December 31, 2003 and 2002.

                                      2003                          2002
                                       ($)                           ($)
---------------------------------------------------------------------------
Audit Fees                            497,200                       514,141
---------------------------------------------------------------------------
Audit-related Fees                     68,300                       157,800
---------------------------------------------------------------------------
Tax Fees                            1,362,688                     1,330,500
---------------------------------------------------------------------------
All Other Fees                         23,105                         6,700
---------------------------------------------------------------------------

         Audit fees consist of fees for professional services rendered for the audit of our annual financial statements and the reviews of financial statements for the Quarterly Reports on Form 10-Q.

         Audit-related fees consist of fees for registration statement consents, employee benefit plan audits, accounting standard consultation and transaction consultation.

         Tax fees consist of fees for tax compliance and tax consultation.

         All other fees consist of fees related to the stockholder class-action litigation initiated in 2001 against the company.

         The Audit Committee considered whether the provision of these services is compatible with maintaining the auditor's independence, and has determined such services for 2003 and 2002 were compatible.

         Policy on Pre-Approval of Services. The Audit Committee approves all fees to be paid to Deloitte. Audit fees are approved annually, in conjunction with the selection of Deloitte to perform the annual audit. Audit-related fees, tax fees and all other fees are pre-approved on an on-going basis. At each Audit Committee meeting, management communicates specific projects and categories of service, and requests the Committee's advance approval. The Audit Committee considers these requests and advises management if the Committee approves the engagement of Deloitte. Management regularly reports on the actual spending for such projects and services compared to approved amounts. The Committee pre-approved all fees for 2003.

         All of the hours expended by Deloitte in auditing our financial statements for 2003 were attributable to work performed by full-time, permanent employees of Deloitte.

         COMPENSATION COMMITTEE. The Compensation Committee, comprised of non-employee directors, makes recommendations to the Board regarding compensation and benefits provided to executive officers and members of the Board, and the establishment or amendment of various employee benefit plans. The Committee also administers the Incentive Plan. The Committee met five times during 2003. The members are Messrs. Falk (Chair), Kelly, Rogers and Turner.

         CORPORATE GOVERNANCE COMMITTEE. The Corporate Governance Committee reviews and makes recommendations concerning corporate governance policies, and recommends to the Board candidates for election and re-election to, or to fill vacancies on, the Board. The Committee met four times during 2003. The members are Messrs. Bozzone, Cohen (Chair), Rogers and Turner.

         Nomination Process. To be considered by the Corporate Governance Committee, a nominee must have consistently displayed the following individual qualities: integrity and trustworthiness; diligence and sound judgment; financial literacy; collaborative competency; and high standards of stewardship. In addition to these qualities, the Committee shall require of all recommended candidates a commitment to devote the time and effort necessary to be productive members of the Board, including learning the business of the company and the Board, to do all preparatory work necessary to participate in Board meetings, to attend all meetings of the Board and committees to which he or she is assigned, and to offer to resign on change of employment or professional responsibilities if requested by the Board to do so. In addition, the Committee will evaluate whether a nominee's skills are complementary to the existing Board members' skills, and the Board's needs for operational, managerial, financial, technological or other expertise. The Committee considers nominees recommended to it in writing by stockholders and sent to our Corporate Secretary. Such recommendations must be received by November 25, 2004 to be considered for inclusion in the slate of nominees for the 2005 annual meeting. Stockholder recommendations will receive the same consideration that the other candidates recommended to or by the Committee members receive.

         EMPLOYMENT AND COMMUNITY RELATIONS COMMITTEE. The Employment and Community Relations Committee considers social responsibility and employee issues. The Committee met twice during 2003. The members are Mrs. Boyce (Chair) and Messrs. Cohen, Guyaux and Kelly.

         FINANCE COMMITTEE. The Finance Committee reviews major financial matters, including all major investments, tax planning and subsidiary performance. The Committee met eight times during 2003. The members are Messrs. Falk, Guyaux, Rogers (Chair) and Turner.

         EXECUTIVE COMMITTEE. The Executive Committee was formed to address matters that arise between regular Board meetings. It has all the power and authority of the Board except as restricted by Pennsylvania law. The Committee did not meet during 2003. The members are Mrs. Boyce and Messrs. Bozzone (Chair), Cohen, O'Brien and Turner.

BENEFICIAL OWNERSHIP OF STOCK

         The following table shows all equity securities beneficially owned, directly or indirectly, as of March 10, 2004, by each Director and each executive officer named in the Summary Compensation Table.

                                       Total Shares of       Shares of Common Stock/
                                      Common Stock (1)       Nature of Ownership (2)
----------------------------------------------------------------------------------------
Doreen E. Boyce                          27,218                   9,738    VP, IP
----------------------------------------------------------------------------------------
Robert P. Bozzone                       133,408                 115,928    VP, IP
----------------------------------------------------------------------------------------
Charles C. Cohen                         15,428  (3)              4,096    VP, IP
                                                                  3,320    VP
----------------------------------------------------------------------------------------
Sigo Falk                                30,460  (4)             11,480    VP, IP
----------------------------------------------------------------------------------------
Joseph C. Guyaux                          8,000  (3)                623    VP, IP
                                                                  3,735    VP
----------------------------------------------------------------------------------------
David M. Kelly                           14,928  (3)              3,596    VP, IP
                                                                  3,320    VP
----------------------------------------------------------------------------------------
Steven S. Rogers                         23,265  (3)              3,295    VP, IP
                                                                  2,490    VP
----------------------------------------------------------------------------------------
John D. Turner                           12,620  (3)              1,288    VP, IP
                                                                  3,320    VP
----------------------------------------------------------------------------------------
Morgan K. O'Brien                       226,441  (5)              5,889    VP, IP
                                                                 77,517    VP
----------------------------------------------------------------------------------------
Joseph G. Belechek                       35,100  (5)             24,600    VP
----------------------------------------------------------------------------------------
Maureen L. Hogel                         33,745  (5)                145    SVP, SIP
                                                                 23,100    VP
----------------------------------------------------------------------------------------
Stevan R. Schott                         26,600  (5)             20,100    VP
----------------------------------------------------------------------------------------
James E. Wilson                          35,884  (5)              1,015    VP, IP
                                                                 16,500    VP
----------------------------------------------------------------------------------------
Directors, Nominees and                 673,003
Executive Officers as a Group
(14 persons)
----------------------------------------------------------------------------------------

         None of the individuals named in the table owned beneficially more than 1% of the outstanding shares of Common Stock. The directors and executive officers as a group beneficially owned less than 1% of the outstanding shares of Common Stock as of March 10, 2004.

(1) The amounts shown include shares of Common Stock which the individuals have a right to acquire within 60 days of March 10, 2004 through the exercise of stock options granted under the Long-Term Incentive Plan in the following amounts: each of Mrs. Boyce and Messrs. Bozzone, Falk and
         Rogers: 17,480; each of Messrs. Cohen, Kelly and Turner: 8,012; Mr.
         Guyaux: 3,642; Mr. O'Brien: 143,035; Mr. Belechak: 10,500; Ms. Hogel:
         10,500; Mr. Schott: 6,500; Mr. Wilson: 18,369; and all directors and executive officers as a group: 327,581.

(2) The term "Joint" means owned jointly with the person's spouse. The initials "VP" and "IP" mean sole voting power and sole investment power, respectively, and the initials "SVP" and "SIP" mean shared voting power and shared investment power, respectively.

(3) Includes the unvested portions of restricted stock grants under our 1996 Plan for Non-Employee Directors, as amended, in the following amounts: 3,735 shares for Mr. Guyaux; 3,320 shares for each of Messrs. Cohen, Kelly and Turner; and 2,490 shares for Mr. Rogers. These shares vest in increments of 415 shares per year. Grants are no longer being made under this plan, which has been terminated by the Board.

(4) Includes 1,500 shares held by a trust for which Mr. Falk is an income beneficiary but not a trustee, and over which he has no voting or investment power whatsoever. Also includes 150 shares held by the Leon Falk Family Trust, with respect to which Mr. Falk disclaims beneficial ownership.

(5) Includes the unvested portions of restricted stock grants to management under the Incentive Plan, as described in more detail in the Summary Compensation Table.

         Messrs. Belechak, Schott and Ms. Hogel also beneficially own 1,162; 726; and 903 shares, respectively, of Duquesne Light Company Preference Stock, Plan Series A as of March 10, 2004. The Preference shares are held by the Employee Stock Ownership Plan trustee for our 401(k) Plan on behalf of the executive officers, who have voting but not investment power. The Preference shares are redeemable for Common Stock or cash on retirement, termination of employment, death, or disability. As of March 10, 2004, there were 431,748 Preference shares outstanding. Messrs. O'Brien and Wilson do not own any Preference shares.

         Our directors and executive officers do not own any Preferred Stock of Duquesne Light Holdings or our subsidiary, Duquesne Light Company.

PRINCIPAL SHAREHOLDERS

         The following table sets forth, to our knowledge, the beneficial owners of more than 5% of the outstanding shares of Common Stock:

                                                                     Common Stock Owned Beneficially
            Name                             Address              Number of Shares     Percent of Class
-------------------------------------------------------------------------------------------------------
Gabelli Asset Management, Inc.        One Corporate Center           6,289,950(1)            8.4%
                                      Rye, NY 10580-1435
-------------------------------------------------------------------------------------------------------

(1) This information was taken from Gabelli Asset Management's Amendment No. 3 to Schedule 13D, filed with the Securities and Exchange Commission (the "SEC") on May 23, 2003 on behalf of Gabelli and certain affiliates. The share amount includes 865,000 shares held by Gabelli Funds LLC, with respect to all of which it claims sole voting and dispositive power; 80,000 shares held by MJG Associates, Inc., with respect to all of which it claims sole voting and dispositive power; and 5,344,950 shares held by GAMCO Investors, Inc., with respect to 4,928,950 of which it claims sole voting power and all of which it claims sole dispositive power.

         The following table sets forth the beneficial owners, as of March 10, 2004, of more than 5% of the outstanding shares of our Preferred Stock. The holders listed have sole voting and investment power except as noted.

                                                                   Preferred Stock Owned Beneficially
            Name                            Address               Number of Shares     Percent of Class
-------------------------------------------------------------------------------------------------------
Tommy C. Bussell                  19 Villa Bend                        28,491                24.3%
                                  Houston, TX  77069
-------------------------------------------------------------------------------------------------------
Robert P. and Jennye S. Hundley,  1724 Azteca                          15,601  (1)           13.3%
  Joint Tenants                   Ft. Worth, TX  76112
-------------------------------------------------------------------------------------------------------
Daniel C. McKee                   7600 Shady Grove Road                15,600                13.3%
                                  Ft. Worth, TX  76180
-------------------------------------------------------------------------------------------------------
Loyce Y. Bussell                  19 Villa Bend                        12,692                10.8%
                                  Houston, TX  77069
-------------------------------------------------------------------------------------------------------
David J. Beyer                    7703 Oakwood Lakes                   10,091                 8.6%
                                  Houston, TX 77095
-------------------------------------------------------------------------------------------------------
Otheil J. Erlund, Jr.             Rt. 1 Box 35J                         9,606                 8.2%
                                  Comfort, TX  78031
-------------------------------------------------------------------------------------------------------
David J. McGilvray                8432 Davis Lane                       6,933                 5.9%
                                  Ft. Worth, TX  76180
-------------------------------------------------------------------------------------------------------

(1) Includes 8,667 shares held jointly, as to which voting and investment power is shared. Also includes 6,934 shares held solely by Mr. Hundley, as to which he has sole voting power.

AUDIT COMMITTEE REPORT

         Deloitte & Touche LLP, our independent auditor, has provided the Audit Committee with the written disclosures and the written assurance of its independence (as required by Independence Standards Board Standard No. 1). The Audit Committee also met with the independent auditor to review and discuss its independence and the matters required to be discussed by Statement on Auditing Standards No. 61.

         The Audit Committee has also reviewed and discussed the audited financial statements that appear in the 2003 Annual Report with management.

         Based on its review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements for 2003 be included in the Annual Report on Form 10-K for filing with the SEC.

                                              David M. Kelly, Chairman
                                              Sigo Falk
                                              Joseph C. Guyaux

COMPENSATION COMMITTEE REPORT
OVERVIEW OF COMPENSATION PHILOSOPHY AND PROGRAM

          The Compensation Committee establishes the salaries and other compensation of our Chief Executive Officer and other executive officers named in the Summary Compensation Table (the "Named Executive Officers"). The Committee consists entirely of independent Directors who are not officers or employees.

          Our executive compensation program consists of salaries, annual incentive compensation and long-term incentive compensation and is designed to:

- attract and retain qualified executive officers by paying them competitively, motivate them to contribute to our success and reward them for their performance;

- link a substantial part of each executive officer's compensation to the performance of both the individual executive officer and the company (including the creation of stockholder value and achievement of long-term strategic goals); and

- encourage significant ownership of our common stock by executive officers.

         The Committee also intends that, to the maximum extent practicable, all incentive compensation paid to the Named Executive Officers will be deductible for Federal income tax purposes.

TOTAL COMPENSATION

         To establish total compensation target levels for our Chief Executive Officer and Named Executive Officers, the Committee considers total compensation in the competitive market. The total compensation package is then broken down into the three basic components indicated above. Target salary and bonus levels are benchmarked with the averages of comparative utility and general industry panels of companies with similar revenue and operating characteristics. The Committee also considers individual experience, performance, and the role of each executive officer in the company's future when determining compensation levels.

         The accomplishment of goals and objectives is at the center of the Committee's compensation decisions, and strengthens the relationship between stockholder interests and ultimate total compensation. Individual objectives are established annually for each executive officer and approved by the Committee. The Chief Executive Officer's performance is evaluated on the basis of our overall performance, the performance of the other members of his management team and his leadership in developing and implementing operating and strategic plans to further our long-term corporate objectives. In determining the annual performance-based compensation awards, the Committee considers specific individual objectives that support the following major corporate objectives: maximizing long-term stockholder value; providing quality service and superior customer satisfaction; managing assets cost effectively; maintaining excellent operational performance; and providing leadership within the company and the community.

         The Committee reviews individual results and the corporate performance with the other independent members of the Board. The independent Directors, upon the Committee's recommendation, approve the base salary and annual incentive compensation for each executive officer based on the achievement of corporate and individual objectives. Long-term incentive compensation is reviewed with the independent Directors; however, pursuant to the terms of the stockholder-approved Incentive Plan, final approval authority rests solely with the Committee.

SALARIES

         The 2003 salaries of the Chief Executive Officer and the Named Executive Officers are shown in the "Salary" column of the Summary Compensation Table. Mr. O'Brien's salary is set at $450,000, pursuant to his Employment Agreement, described elsewhere in this Proxy Statement. In mid-2003, the company realigned its entire management team as part of the next phase of the Back-to-Basics strategy. Messrs. Belechak, Schott and Wilson and Ms. Hogel all gained additional responsibilities and duties, and received commensurate pay raises.

ANNUAL INCENTIVE COMPENSATION

         Target annual incentives established for 2003 were 65% of base salary for the Chief Executive Officer and 40% of base salary for the Named Executive Officers. Depending on the performance objectives achieved each year, performance-based payouts can vary from 0% to 150% of the targeted amount. For 2003, the Committee and the Board approved annual incentive compensation of $438,750 for Mr. O'Brien. The Committee determined that Mr. O'Brien's efforts guiding the Company's outstanding performance during 2003 in achieving its various corporate goals warranted the maximum incentive payout for the year. Similarly, the 2003 annual incentive compensation payments for the Named Executive Officers , as shown in the "Bonus" column of the Summary Compensation Table, were also set at the maximum.

LONG-TERM INCENTIVE COMPENSATION

         In 2003, executive officers received equity compensation awards under the Incentive Plan. These awards were benchmarked against the value of long-term incentives granted to executive officers holding comparable positions at the companies included in the utility and general industry panels the Committee used to benchmark compensation.

         RESTRICTED STOCK. The Committee granted shares of restricted stock in November 2003. Mr. O'Brien was granted 77,517 shares. The grants to the Named Executive Officers are set forth in a footnote to the Summary Compensation Table. All of the restricted shares vest in equal, one-third portions at the end of 2004, 2005 and 2006. The grants were made in an effort to retain the officers, as well as to facilitate compliance with the newly instated stock ownership requirements described below. Unvested shares are forfeited if the grantee is no longer employed by the company at the time of vesting.

         DEFERRED STOCK UNITS. The executives received awards of deferred stock units for a three-year performance period ending December 31, 2006, as set forth in the Long-Term Incentive Plan Awards table. One-half of the awards will vest based on earnings per share results over the performance period, and one-half will vest based on our "total shareholder return" over the period. Total shareholder return is calculated by adding stock price appreciation and dividends over the period and dividing the sum by the beginning stock price. Payouts will be earned based on a comparison of our total shareholder return for the period with that of the Standard & Poor's Mid-Cap Utility Index.

         If our performance is below the threshold level for either award, then no payout will be earned. To the extent that our performance on a measure exceeds the threshold performance level, a varying amount of shares of common stock up to the maximum will be earned.

         STOCK OPTIONS. Historically, the company included stock options as part of the long-term incentive compensation. No options were granted to the Chief Executive Officer or the Named Executive Officers in 2003. In fact, Messrs. O'Brien and Wilson forfeited certain previously awarded options they might have earned in 2003. In 2000, three-year performance-based stock options were granted to Messrs. O'Brien and Wilson (as well as other individuals). Three-year strategies were developed, with annual milestones designed to enhance the general well-being of the company. The strategies were designed to support the long-term corporate objectives of maximizing stockholder value; providing quality service and superior customer satisfaction; managing assets cost effectively; maintaining excellent operational performance; and providing leadership within the company and in the community. Through a performance-based award schedule, Messrs. O'Brien and Wilson had an opportunity to earn a percentage of the three-year grant annually. Although Messrs. O'Brien and Wilson received all of their awards for the first two years, no award was made in 2003; the final 40% of their awards has been forfeited. Messrs. Belechak and Schott and Ms. Hogel did not participate in this program.

STOCK OWNERSHIP PROGRAM

         In 2003, the Committee introduced stock ownership requirements in order to emphasize the alignment of stockholder and management interests. Under the current guidelines, the Chief Executive Officer is required to own company common stock equal in value to at least five times his annual salary. The other Named Executive Officers are required to own common stock equal in value to at least twice their annual salaries. The Chief Executive Officer and the other Named Executive Officers have between four and six years to meet their ownership targets.

                                 Sigo Falk, Chairman
                                 David M. Kelly
                                 Steven S. Rogers
                                 John D. Turner

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and executive officers, and any persons who beneficially own more than 10% of our Common or Preferred Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Duquesne Light Holdings-related securities. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2003, all such Section 16(a) filing requirements were met except for Mr. Cohen, who inadvertently filed a Form 4 report on the acquisition of common stock one day late in August 2003.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No member of the Compensation Committee was an officer or employee of Duquesne Light Holdings during 2003 or at any other time. No executive officer of Duquesne Light Holdings served on the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Mr. Cohen is Chairman of the law firm of Cohen & Grigsby, P.C. We obtained legal services from the firm in 2003, and will obtain additional services in 2004. The fees we paid were not material in amount to us or to the law firm.

         One of our subsidiaries engaged Microbac Laboratories, Inc., to perform chemical testing services, paying Microbac approximately $176,000 during 2003. Mrs. Boyce is a director of Microbac, and her son is the president and sole stockholder.

         In March 2003, our subsidiary, AquaSource, Inc., sold its construction subsidiary for approximately $7 million. Tommy C. Bussell is a principal of the buyer. Mr. Bussell and his wife together own 35.1% of our Preferred Stock, which accounts for approximately 0.16% of the total voting power of our Common and Preferred Stock.

         Messrs. Robert P. Hundley, David J. McGilvray and Daniel C. McKee are the previous owners of a water system that was purchased in 2001 by a former AquaSource affiliate. As part of the purchase price, AquaSource agreed to pay an earn-out based on future development of the water system. Since October 2001, each of the three has received approximately $179,000. The earn-out payment obligation was assumed by Philadelphia Suburban Corporation in connection with its July 2003 purchase of AquaSource's investor-owned utilities. In addition, Mr. Hundley was an employee of an AquaSource affiliate in 2003, earning aggregate salary and bonus of approximately $107,500. Messrs. Hundley and McGilvray each owns 13.3% of our Preferred Stock, which accounts for approximately 0.06% of the total voting power of our Common and Preferred Stock. Mr. McGilvray owns 5.9% of our Preferred Stock, which accounts for approximately 0.03% of the total voting power of our Common and Preferred Stock.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

         Until his March 31, 2003 retirement, Mr. Turner was the Chairman and Chief Executive Officer of Copperweld Corporation. On December 29, 2000, LTV Corporation and 48 subsidiaries (including Copperweld Corporation) filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code. On December 19, 2003, Copperweld announced its emergence from bankruptcy as a stand-alone company under a plan of reorganization confirmed by the U.S. Bankruptcy Court.

PERFORMANCE GRAPH

         The following graph represents a performance comparison of cumulative total return on Common Stock (assuming the investment of $100 on December 31, 1998 and the reinvestment of all dividends) as compared to the Edison Electric Institute Index (the "EEI Index"), the S&P Mid-Cap 400 Index and the S&P 500 Index for the five-year period ending December 31, 2003. The EEI Index is a market-capitalization based index comprised of the more than 65 U.S. investor-owned electric utilities.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
    DUQUESNE LIGHT HOLDINGS, S&P 500 INDEX, S&P MID-CAP 400 INDEX AND EDISON
                                 ELECTRIC INDEX
                        ASSUMES REINVESTMENT OF DIVIDEND

[PERFORMANCE GRAPH]

                                        1998        1999        2000        2001     2002       2003
------------------------------------------------------------------------------------------------------
DUQUESNE LIGHT HOLDINGS INC              100         82.06        80.90      50.47    44.10     56.71
S&P 500 INDEX                            100        121.04       110.02      96.95    75.52     97.18
S&P MIDCAP 400 INDEX                     100        114.72       134.81     133.99   114.54    155.34
EEI INDEX                                100         81.40       120.45     109.86    93.68    115.67

COMPENSATION

         The following Summary Compensation Table sets forth certain information as to cash and non-cash compensation earned and either paid to, or accrued for the benefit of, our Chief Executive Officer and the four other highest-paid executive officers during 2003.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG TERM COMPENSATION
                                                                     ---------------------------------------------
                                  ANNUAL COMPENSATION                     Awards              Payouts
-----------------------------------------------------------------------------------------------------------------------------
          (a)              (b)      (c)        (d)           (e)          (f)           (g)           (h)           (i)
                                                                         Other     Securities
                                                                       Restricted   Underlying
                                                        Other Annual     Stock     Performance                     All Other
       Name and                    Salary      Bonus    Compensation    Award(s)   Options/SARs   LTIP Payouts   Compensation
 Principal Position(1)     Year     ($)       ($)(2)       ($)(3)         ($)(4)      (#)(5)           ($)          ($)(6)
-----------------------------------------------------------------------------------------------------------------------------
M. K. O'Brien              2003    450,000    438,750          -        1,298,409            -          -           8,654
  President & Chief        2002    450,000    286,875          -                -      134,000          -           8,654
  Executive Officer
                           2001    343,750     52,500          -                -      169,144          -           5,700
-----------------------------------------------------------------------------------------------------------------------------
J. G. Belechak             2003    227,500    151,200          -          412,050            -          -           5,345
  Sr. VP & Chief
  Operations Officer       2002    174,250    110,250          -                -       24,000          -           5,181
-----------------------------------------------------------------------------------------------------------------------------
M. L. Hogel                2003    222,125    147,660          -          386,925            -          -           8,740
  Sr. VP & Chief Legal
  and Admin. Officer       2002    173,833    107,625          -                -       24,000          -           8,428
-----------------------------------------------------------------------------------------------------------------------------
S.R. Schott                2003    184,167    122,400          -          336,675            -          -           4,872
  Sr. VP  & Chief
  Financial Officer        2002    151,667     76,500          -                -       15,000          -           7,395

                           2001    115,008     67,500          -                -       13,000          -           4,041
-----------------------------------------------------------------------------------------------------------------------------
J.E. Wilson                2003    173,333    115,200          -          276,375            -          -           3,333
  Sr. VP  & Chief
  Strategic Officer        2002    150,833     79,800          -                -       15,000          -           2,901

                           2001    125,000     11,250          -                -       24,940          -           2,375
-----------------------------------------------------------------------------------------------------------------------------

(1) Ms. Hogel and Mr. Belechak became executive officers in 2002; therefore, only information for 2002 and 2003 is included.

(2) Bonus compensation is determined annually based upon the prior year's performance and either paid or deferred (via an eligible participant's prior election) in the following year. The amounts shown for each year are the awards earned in those years but established and paid or deferred in the subsequent years.

(3) Perquisites or personal benefits are not reported if, in the aggregate, they do not exceed the lesser of $50,000 or 10% of the named executive officer's salary and bonus for the covered year.

(4) Represents the market value of restricted stock awards made November 10, 2003, based on the closing stock price of $16.75 on that date. The restricted stock awards will vest in one-third increments on December 31, 2004, 2005 and 2006. As of December 31, 2003, and based on the then-closing stock price of $18.34, the number and value of the officers' aggregate restricted stock holdings was: Mr. O'Brien 77,517 restricted shares valued at $1,421,661; Mr. Belechak 24,600 restricted shares valued at $451,164; Ms. Hogel 23,100 restricted shares valued at $423,654; Mr. Schott 20,100 restricted shares valued at $368,634; and Mr. Wilson 16,500 restricted shares valued at $302,610. Dividends accumulate on the restricted shares at the same rate as paid to all stockholders; accumulated dividends are paid upon the vesting of the shares.

(5) Includes total number of stock options granted during the fiscal year, with or without tandem SARs and stock-for-stock (reload) options on option exercises, as applicable, whether vested or not. Once granted, the stock options can be exercised only if they become awarded and vested.

(6) Includes matching contributions under the 401(k) Retirement Savings Plan for Management Employees in 2003 for Mr. Belechak: $5,345; Ms.
         Hogel: $4,441; and Mr. Schott: $4,872. Includes accrued, unused vacation sold in 2003 by Mr. O'Brien: $8,654; Ms. Hogel: $4,299; and Mr. Wilson: $3,333.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

                            (b)             (c)                      (d)                                (e)
                         Number of                           Number of Securities              Value of Unexercised
                         Securities                         Underlying Unexercised                 In-the-Money
                         Underlying        Value       Options/SARs at Fiscal Year-End       Options/SARs at Year-End
     (a)                Options/SARs      Realized        Exercisable/Unexercisable          Exercisable/Unexercisable
     Name              Exercised (#)        ($)                     (#)(1)                              ($)
----------------------------------------------------------------------------------------------------------------------
M. K. O'Brien                -               -                148,771/205,500                    $85,680/$531,230
----------------------------------------------------------------------------------------------------------------------
J. G. Belechak               -               -                 10,500/34,500                     $ 15,120/$94,920
----------------------------------------------------------------------------------------------------------------------
M. L. Hogel                  -               -                 10,500/34,500                     $ 15,120/$94,920
----------------------------------------------------------------------------------------------------------------------
S. R. Schott                 -               -                  6,500/21,500                     $  9,360/$59,235
----------------------------------------------------------------------------------------------------------------------
J. E. Wilson                 -               -                 24,869/25,500                     $  9,360/$59,235
----------------------------------------------------------------------------------------------------------------------


(1) The numbers set forth include options/SARs previously granted but not yet earned. The number to be earned will be based on individual and corporate performance and may be earned over future periods from one to three years as established with each option grant.

               LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                                                                        Estimated Future Payouts under
                                                                        Non-Stock Price-Based Plan(1)
----------------------------------------------------------------------------------------------------------
                          (b)                  (c)
                       Number of          Performance or
                     Shares, Units      Other Period Until           (d)             (e)             (f)
     (a)               Or Other           Maturation or           Threshold        Target          Maximum
    Name              Rights (#)              Payout                 (#)             (#)             (#)
----------------------------------------------------------------------------------------------------------
M. K. O'Brien           145,600             12/31/06                72,800         145,600         145,600
J. G. Belechak           49,200             12/31/06                24,600          49,200          49,200
M. L. Hogel              46,200             12/31/06                23,100          46,200          46,200
S.R. Schott              40,400             12/31/06                20,200          40,400          40,400
J.E. Wilson              33,000             12/31/06                16,500          33,000          33,000

(1) Amounts represent the potential issuance of Common Stock through the performance-based deferred stock unit awards made in 2003 to the named executive officers depending on the level of achievement (i.e., threshold, target or maximum) of the performance goals for the three-year award period. Participants will not receive any shares of Common Stock under the program if we do not achieve the threshold level of performance objectives during the award period. (See the Compensation Committee Report on Executive Compensation earlier in this Proxy Statement for more information.)

RETIREMENT PLAN

         We maintain tax-qualified and non-qualified defined benefit pension plans and arrangements that cover the named executive officers, among others. The following table illustrates the estimated annual straight-life annuity benefits payable at the normal retirement age of 65 to management employees in the specified earnings classifications and years of service shown:

                               PENSION PLAN TABLE

  Highest
Consecutive
 Five-Year                                               Years of Service
  Average      --------------------------------------------------------------------------------------------------
Compensation            5            10             15             20            25            30            35
-----------------------------------------------------------------------------------------------------------------
  $100,000          $  8,000      $15,000      $  23,000      $  30,000     $  38,000     $  45,000     $  52,000
-----------------------------------------------------------------------------------------------------------------
  $200,000          $ 17,000      $33,000      $  50,000      $  66,000     $  83,000     $  95,000     $ 105,000
-----------------------------------------------------------------------------------------------------------------
  $300,000          $ 26,000      $51,000      $  77,000      $ 102,000     $ 128,000     $ 147,000     $ 162,000
-----------------------------------------------------------------------------------------------------------------
  $400,000          $ 35,000      $69,000      $ 104,000      $ 138,000     $ 173,000     $ 198,000     $ 218,000
-----------------------------------------------------------------------------------------------------------------
  $500,000          $ 44,000      $87,000      $ 131,000      $ 174,000     $ 218,000     $ 250,000     $ 275,000
-----------------------------------------------------------------------------------------------------------------

         Compensation used for pension formula purposes includes salary and bonus reported in columns (c) and (d) of the Summary Compensation Table and stock option compensation prior to March 1, 1994. An employee who has at least five years of service has a vested interest in the retirement plan. Benefits are received by an employee upon retirement, which may be as early as age 55. Benefits are reduced by reason of retirement if commenced prior to age 60 or upon election of certain options under which benefits are payable to survivors upon the death of the employee. Pension amounts set forth in the above table reflect the integration with social security of the tax-qualified retirement plans. Retirement benefits are also subject to offset by other retirement plans under certain conditions.

         The current covered compensation and current years of credited service for the named executive officers are as follows: Mr. O'Brien ($450,451 and 24.5); Mr. Belechak ($192,715 and 21.9); Ms. Hogel ($214,069 and 15.8); Mr.
Schott ($184,381 and 10.5); and Mr. Wilson ($164,896 and 14.3).

EMPLOYMENT AGREEMENTS

         Non-Competition Agreements. We have stand-alone non-competition agreements with Messrs. O'Brien, Belechak, Schott and Wilson and Ms. Hogel. These agreements provide for non-disclosure of confidential information, non-competition in a specified geographic area, non-solicitation of customers and suppliers, among other provisions, for specified periods of time following termination of employment.

         Employment Agreement. Mr. O'Brien has a three-year employment agreement, subject to automatic one-year extensions as of each anniversary of the effective date unless prior written notice of termination is given by Mr. O'Brien or the company. The agreement provides, among other things, that Mr. O'Brien will serve as President and Chief Executive Officer of Duquesne Light Holdings at an annual base salary of at least $450,000, subject to periodic review, and provides for his participation in executive compensation and other employee benefit plans. If Mr. O'Brien is discharged other than for cause (as defined) or resigns for good reason (as defined), then, in addition to any amounts earned but not paid as of the date of termination, he will receive the balance of his base salary and bonus for the remaining term of the agreement, payable as specified in the agreement. Upon any such termination, Mr. O'Brien will also receive a lump sum payment equal to the actuarial equivalent of the additional pension he would have accrued had his service for pension purposes continued until the expiration of the agreement and be entitled to immediate vesting (or, in the Board's discretion, the redemption in cash) of all of his stock-based awards. The agreement also provides for reimbursement for any additional tax liability incurred as a result of excise taxes imposed on payments deemed to be attributable to a change of control (as defined), under certain circumstances, or for reduction of the payments to avoid excise taxes.

         Severance Agreements. We have entered into severance agreements with Messrs. O'Brien, Belechak, Schott and Wilson and Ms. Hogel. These officers will receive certain payments if, in connection with a change in control (as defined) of the company, his or her employment is terminated other than for cause, death or disability (as defined). Certain other events that constitute constructive discharge may also trigger payment. Payments will only be triggered if such officer's employment is terminated, or he or she is constructively discharged, during a coverage period (as defined) beginning when a change in control occurs and ending if a transaction is abandoned or, if not, 24 months after the closing of the transactions constituting a change of control. Each officer is entitled to receive a lump sum severance payment equal to three times the sum of the officer's then-current annual base pay and the highest target bonus opportunity available during the three years preceding termination; an amount intended to compensate the officer for the loss of long-term benefits; an amount equal to the present value of benefits that would have accrued under qualified and non-qualified defined benefit retirement plans, had the officer continued to participate for 36 months following termination; and certain other payments and benefits, including continuation of employee benefits for 36 months following termination. The agreements also provide for reimbursement for any additional tax liability incurred as a result of excise taxes imposed on payments deemed to be attributable to a change of control, under certain circumstances, or for reduction of the payments to avoid excise taxes. The severance agreements also contain non-competition, non-solicitation and confidentiality provisions. The termination payments and benefits under the severance agreements are in lieu of, and not in addition to, termination payments and benefits under the company's other termination plans or agreements. Once the coverage period begins, the severance agreements supersede the non-competition agreements and Mr. O'Brien's employment agreement described above.

OTHER INFORMATION

         The Board does not intend to present any matters at the meeting other than those referred to, and at this date is unaware of anything that will be presented by other parties. Other matters that properly come before the meeting will be voted on by the persons named in the enclosed form of proxy in accordance with their best judgment.

STOCKHOLDER COMMUNICATIONS

         Any proposal which a stockholder intends to present at the 2005 Annual Meeting of Stockholders, currently expected to be held in May 2005, and which the stockholder requests to be included in our proxy statement and form of proxy for the 2005 Annual Meeting, as well as notice of any proposal a stockholder intends to raise at the meeting pursuant to an independent solicitation, must be received by us no later than November 25, 2004. Proposals received after that date cannot be submitted for action at the 2005 Annual Meeting. Proposals must be in writing and mailed to the Corporate Secretary at our principal executive offices: Duquesne Light Holdings, Inc., 411 Seventh Avenue, Pittsburgh, PA 15219.

         Stockholders may send other communications to the Board by mailing them to Robert P. Bozzone, Chairman of the Board, c/o the Corporate Secretary at the address above. All such communications are held available for review by the Chairman.

PROXY STATEMENT DELIVERY

         Under certain circumstances, we deliver only one Proxy Statement or Annual Report to multiple stockholders who share an address. If you are receiving multiple copies of these documents and would prefer only one, you may make such a request by notifying our Shareholder Relations Department in writing at 411 Seventh Avenue, Mail Stop 7-4, Pittsburgh PA 15219, or by telephone at 412-393-6167 (in the Pittsburgh area) or 800-247-0400 (outside of Pittsburgh). If your household receives single copies of the Proxy Statement or Annual Report, and you wish to receive separate copies for each stockholder for this year or in the future, you may make such a request by notifying our Shareholder Relations Department as set forth above.

FORM 10-K

         IF YOU ARE A BENEFICIAL HOLDER OF COMMON STOCK ON THE RECORD DATE FOR THE STOCKHOLDER'S MEETING, WE WILL SEND YOU, FREE UPON REQUEST, A COPY OF OUR ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SEC FOR 2003. REQUESTS MUST BE MADE IN WRITING TO THE CORPORATE SECRETARY AT THE ADDRESS ABOVE.

PROXY SOLICITATION

         This solicitation of proxies is made on behalf of the Board, and we will bear the related cost. In addition to the solicitation of proxies by mail, officers, directors and regular employees may solicit proxies in person or by telephone, electronic transmission or by facsimile transmission. We have engaged Georgeson Shareholder, 17 State Street, 28th Floor, New York, NY 10004, to assist through similar means in the solicitation of brokers, nominees and other institutions. The anticipated cost is approximately $3,500 plus reimbursement of related expenses. We will also request brokerage firms and other nominees or fiduciaries to forward copies of our proxy material to beneficial owners of stock held in their names. We may reimburse them for reasonable out-of-pocket expenses.

                                            By Order of the Board of Directors

                                            Douglas L. Rabuzzi
March 30, 2004                              Corporate Secretary

                                                                     Appendix A

                          DUQUESNE LIGHT HOLDINGS, INC.
                          2002 LONG-TERM INCENTIVE PLAN
                                  (AS AMENDED)

         This is the Duquesne Light Holdings, Inc. 2002 Long-Term Incentive Plan (as it may be amended from time to time, the "Plan"), formerly known as the DQE, Inc. 2002 Long-Term Incentive Plan. Section 16 of the Plan contains a key to the locations of the definitions of certain capitalized terms that are used in this Plan. The purposes of the Plan are to encourage eligible employees of Duquesne Light Holdings, Inc. (the "Company") and any Affiliate of the Company, including without limitation directors and officers of the Company and each Affiliate of the Company who are employees, as well as non-employee directors of the Company, to increase their efforts to make the Company and each Affiliate of the Company more successful, to provide an additional inducement for such employees and non-employee directors to remain with the Company or an Affiliate, to reward such employees and non-employee directors by providing an opportunity to acquire shares of the Common Stock, no par value (the "Common Stock"), of the Company on favorable terms and to provide a means through which the Company may attract able persons to enter the employ of the Company or an Affiliate of the Company and to serve as non-employee directors of the Company. For the purposes of the Plan, the term "Affiliate" shall have the meaning given to that term in Rule 12b-2 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act").

         The Plan replaces the Company's prior plan, the DQE, Inc. Long-Term Incentive Plan, as amended (the "Prior Plan"). Stock options (with or without alternative stock appreciation rights, limited stock appreciation rights and/or, for stock options granted on or after January 1, 1990, Dividend Equivalent Accounts) granted under the Prior Plan prior to the Effective Date (each, a "Prior Option") shall not be affected by the adoption of the Plan, and the Prior Plan shall remain in effect to the extent necessary to administer the Prior Options, but no new stock options shall be granted under the Prior Plan after the Effective Date.

SECTION 1. ADMINISTRATION

         Except as otherwise provided below with respect to Non-Insiders (as hereinafter defined), the Plan shall be administered by a Committee (the "Disinterested Committee") appointed by the Board of Directors of the Company (the "Board") and consisting of not less than two members of the Board. Unless otherwise determined by the Board, the Disinterested Committee shall be constituted so as to qualify Awards under the Plan as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and for the exemption provided by Rule 16b-3 of the Securities and Exchange Commission under the 1934 Act.

         The Disinterested Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operations of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan.

         The Disinterested Committee shall keep records of action taken at its meetings. A majority of the Disinterested Committee shall constitute a quorum at any meeting, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Disinterested Committee, shall be the acts of the Disinterested Committee.

         The Plan is intended to comply in all respects with Section 16(b) of the 1934 Act, the regulations promulgated thereunder and any amendments to the 1934 Act or the regulations. Any provision contrary to such law or regulations shall be deemed void to the extent prohibited by law.

         Notwithstanding any provision of the Plan to the contrary, from the shares of Common Stock available under Section 3 hereof, the Disinterested Committee may at any time and from time to time set aside a number of shares for issuance pursuant to Awards ("Non-Insider Awards") to be granted in the sole discretion of the Key Employee Stock Incentive Award Committee of the Board (the "Key Employee Committee"). Such Non-Insider Awards may be granted by the Key Employee Committee only to Non-Insiders (as hereinafter defined in Section 2) and shall be subject to such terms and conditions, consistent with the Plan, as may be established by the Key Employee Committee at the time of such grants. The authority of the Key Employee Committee with respect to Non-Insider Awards shall be limited to the selection of persons to receive such Awards and the establishment, consistent with the Plan, of the terms and conditions of such Awards, including the number of shares of Common Stock subject thereto; all other aspects of Plan administration with respect to Non-Insider Awards shall be the sole and exclusive responsibility of the Disinterested Committee in accordance with the applicable provisions of the Plan.

SECTION 2.     ELIGIBILITY

         All eligible employees (as defined in the following sentence) of the Company and any Affiliate of the Company shall be eligible to receive Awards under the Plan. For purposes of the Plan, an eligible employee is an employee who is classed as regularly and actively employed by the Company or any Affiliate of the Company and whose wages and other conditions of employment are not covered by a collective bargaining agreement, unless and until such agreement provides for the application of the Plan to employees covered by such agreement. For purposes of the Plan, the term "Award" means any one or a combination of stock options (with or without alternative stock appreciation rights and/or Dividend Equivalent Accounts, Restricted Shares (as hereinafter defined in Section 6), Restricted Units (as hereinafter

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defined in Section 6), Non-Employee Director Stock Awards (as hereinafter defined in Section 6), Performance Awards (as hereinafter defined in Section 7), awards of cash or any other award made under the terms of the Plan. For purposes of the Plan, the term "Participant" means an eligible employee designated to receive an Award pursuant to the Plan.

         Subject to the provisions of the Plan, the Disinterested Committee shall have full and final authority, in its discretion, to grant Awards as described herein and to determine the employees to whom Awards shall be granted, the number of shares to be covered by each Award, and the terms and conditions of each Award. In determining the number of shares covered by each Award and the terms and conditions of each Award and, with respect to each stock option grant, whether alternative stock appreciation rights shall be granted or whether Dividend Equivalent Accounts should be established in conjunction with a stock option, the Disinterested Committee shall consider the position and the responsibilities of the employee being considered, the nature and value to the Company or an Affiliate of the Company of his or her service, his or her present and/or potential contribution to the success of the Company or an Affiliate of the Company and such other factors as the Disinterested Committee may deem relevant.

         Notwithstanding the foregoing, subject to the provisions of the Plan, the Key Employee Committee shall have full and final authority, in its discretion, to grant Awards to Non-Insiders as described herein and to determine the eligible employees to whom such Non-Insider Awards shall be granted, the number of shares to be covered by each such Non-Insider Award, and the terms and conditions of each such Non-Insider Award; provided, however, that Non-Insider Awards shall be granted solely and exclusively to persons who at the time of such Awards are not subject to the reporting and liability provisions of Section 16 of the 1934 Act with respect to DQE Common Stock ("Non-Insiders"). The foregoing provisions shall not preclude the Disinterested Committee from also making awards under the Plan to Non-Insiders.

         Non-employee directors of the Company shall be eligible to receive Awards under the Plan as if they were eligible employees of the Company, and shall further be eligible, as determined by the Disinterested Committee, to receive Non-Employee Director Share Awards.

         No Participant shall receive Awards (including, without limitation, any stock appreciation rights or other Awards denominated in Common Stock but payable in cash) under the Plan in any calendar year in respect of (i) more than 500,000 shares of Common Stock, subject to adjustment as set forth in Section 8, or (ii) solely in the case of Performance Awards denominated in cash, more than more than $1,000,000.

SECTION 3.     SHARES AVAILABLE UNDER THE PLAN

         Subject to adjustment and substitution as set forth in Section 8, the aggregate number of shares of the Common Stock authorized for issuance under the Plan shall be 3,690,468 shares and, of this total, no more than 700,000 shares shall be issued as Restricted Shares, Restricted Units or Non-Employee Director Share Awards. If any stock option award granted under the Plan is canceled by mutual consent or terminates or expires for any reason without having been exercised in full, if any Restricted Shares are forfeited as provided in Section 6(B), or if any shares of the Common Stock subject to any Restricted Unit or Performance Award are otherwise surrendered by the Participant, the number of shares subject to such stock option, such Restricted Share Award, Restricted Unit Award or such Performance Award shall again be available for purposes of the Plan; however, for purposes of determining the number of shares of the Common Stock as to which Awards may be granted under the Plan, to the extent that alternative stock appreciation rights or limited stock appreciation rights granted in conjunction with a stock option are exercised and the stock option surrendered unexercised, such stock option shall be deemed to have been exercised instead, and the shares of the Common Stock which otherwise would have been issued or delivered upon the exercise of such stock option shall not again be available for the grant of any other Award under the Plan. None of the shares subject to any stock option award granted under the Prior Plan shall again be available for purposes of the Plan if such stock option is canceled by mutual consent or terminates or expires for any reason without having been exercised in full. The shares that may be delivered under the Plan following the Effective Date may be newly issued shares or shares acquired by the Company on the open market or from such other source as may be determined from time to time by the Company.

         The obligation of the Company to sell or deliver shares of the Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Company, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange on which such shares may then be listed and (iii) all other applicable laws, regulations, rules and orders which may then be in effect.

SECTION 4. GRANT OF STOCK OPTIONS, ALTERNATIVE STOCK APPRECIATION RIGHTS AND ESTABLISHMENT OF DIVIDEND EQUIVALENT ACCOUNTS

         The Disinterested Committee (and the Key Employee Committee, in the case of Non-Insider Awards) shall have authority, in its discretion, to grant "nonstatutory" stock options (i.e., stock options that do not qualify under Section 422 of the Code). The Disinterested Committee (and the Key Employee Committee, in the case of Non-Insider Awards) also shall have the authority, in its discretion, to grant alternative stock appreciation rights in conjunction with stock options with the effect provided in Section 5(D), to grant stock-for-stock options in conjunction with stock options with the effect provided in Section 5(F) and to establish Dividend Equivalent Accounts. If the Disinterested Committee

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(or the Key Employee Committee, in the case of Non-Insider Awards) contemplates an immediate grant to a Participant, the date of grant shall be the date of the Disinterested Committee's (or the Key Employee Committee's) action. If the Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards) contemplates a date on which the grant is to be made other than the date of the Disinterested Committee's (or the Key Employee Committee's) action, the date of grant shall be the date so contemplated and set forth in or determinable from the records of action of the Disinterested Committee (or the Key Employee Committee), provided that the date of grant shall not precede the date of the Disinterested Committee's (or the Key Employee Committee's) action. Alternative stock appreciation rights granted in conjunction with a stock option may be granted and Dividend Equivalent Accounts established in conjunction with stock options may be established either at the time the stock option is granted or at any time thereafter during the term of the stock option.

SECTION 5. TERMS AND CONDITIONS OF STOCK OPTIONS, ALTERNATIVE STOCK APPRECIATION
           RIGHTS AND DIVIDEND EQUIVALENT ACCOUNTS

         Stock options and alternative stock appreciation rights granted under the Plan shall be subject to the following terms and conditions:

         (A) The purchase price at which each stock option may be exercised (the "Option Price") shall be such price as the Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards), in its discretion, shall determine but shall not be less than 100% of the fair market value per share of the Common Stock covered by the stock option on the date of grant. For purposes of this Section 5(A), the fair market value of the Common Stock shall be determined as provided in Section 5(J). Without the prior approval of the Company's stockholders, stock options issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the option exercise price of a previously granted stock option.

         (B) The Option Price for each stock option shall be paid in full upon exercise and shall be payable in cash in United States dollars (including check, bank draft or money order); provided, however, that in lieu of such cash a Participant may (if authorized by the Disinterested Committee) pay the Option Price in whole or in part by delivering to the Company shares of the Common Stock having a fair market value on the date of exercise of the stock option, determined as provided in Section 5(J), equal to the Option Price for the shares being purchased; except that (i) any portion of the Option Price representing a fraction of a share shall in any event be paid in cash and (ii) no shares of the Common Stock acquired directly from the Company which have been held for less than six months may be delivered in payment of the Option Price of a stock option. In the discretion of the Disinterested Committee, the delivery of shares of Common Stock in full or partial payment of the option exercise price may be accomplished without the actual delivery by the Participant of stock certificates representing the delivered shares under a procedure whereby the Participant attests in writing, on a form acceptable to the Disinterested Committee, to ownership of the subject shares and the Company delivers to the Participant certificates representing the net shares issuable upon such option exercise. Payment may also be made, in the discretion of the Disinterested Committee, by the delivery (including, without limitation, by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares and deliver the sale or margin loan proceeds directly to the Company to pay for the Option Price. The date of exercise of a stock option shall be determined under procedures established by the Disinterested Committee, and as of the date of exercise the person exercising the stock option shall, as between the Company and such person, be considered for all purposes to be the owner of the shares with respect to which the stock option has been exercised. Payment of the Option Price with shares shall not increase the number of shares of the Common Stock which may be issued or delivered under the Plan as provided in Section 3.

         (C) No stock option shall be exercisable after the expiration of ten years from the date of grant. A stock option to the extent exercisable at any time may be exercised in whole or in part.

         (D) Alternative stock appreciation rights granted in conjunction with a stock option may be exercised only when and to the extent the stock option may be exercised (determined without regard to the restrictions set forth in Section 5(K)) and only by the same person who is entitled to exercise the stock option. Alternative stock appreciation rights entitle such person to surrender the stock option, or any portion thereof, unexercised and to receive from the Company in exchange therefor that number of shares of the Common Stock having an aggregate fair market value on the date of exercise of the alternative stock appreciation rights equal to the excess of the fair market value of one share of the Common Stock on such date of exercise over the Option Price per share times the number of shares covered by the stock option, or portion thereof, which is surrendered, except that cash shall be paid by the Company in lieu of a fraction of a share. Unless the Disinterested Committee otherwise determines, the Participant may exercise alternative stock appreciation rights for cash, or partly in cash and partly in shares. The date of exercise of alternative stock appreciation rights shall be determined under procedures established by the Disinterested Committee, and payment under this Section 5(D) shall be made by the Company as soon as practicable after the date of exercise. As of the date of exercise, the person exercising the alternative stock appreciation rights shall, as between the Company and such person, be considered for all purposes to be the owner of the shares which are to be delivered upon the exercise of the alternative stock appreciation rights. To the extent that the stock option in conjunction with which alternative stock appreciation rights have been granted is exercised, canceled, terminates or expires, the alternative stock appreciation

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rights shall be canceled. For the purposes of this Section 5(D), the fair market value of the Common Stock shall be determined as provided in Section 5(J).

         (E) For any stock option (with or without alternative stock appreciation rights) granted under the Plan, the Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards) shall have the discretion, upon the grant of a stock option or thereafter, to establish a Dividend Equivalent Account with respect to the stock option, and the stock option agreement referred to in Section 5(I) or an amendment thereto shall confirm such establishment. If a Dividend Equivalent Account is established, the following terms apply.

         Subject to such conditions, limitations and restrictions as shall be established by the Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards), from the date of grant of the stock option or, if later, the date of establishment of the Dividend Equivalent Account, to the earlier of (i) the date of payment of such Dividend Equivalent Account or (ii) the date of cancellation, termination or expiration of the stock option, the Dividend Equivalent Account shall be credited as of the record date of each cash dividend on the Common Stock with an amount equal to the cash dividends which would be paid with respect to the Common Stock then covered by the stock option if the stock option had been exercised and such Common Stock had been held of record on such record date. The Participant or other holder of such stock option shall be entitled to receive from the Company in cash the balance credited to the Dividend Equivalent Account at such time, or from time to time, as shall be determined by the Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards) and set forth in the applicable stock option agreement referred to in Section 5(I) or an amendment thereto; provided, however, that if the applicable Award agreement shall so provide, the Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards) may determine that the balance credited to a Participant's Dividend Equivalent Account be paid in the form of shares of Common Stock having a fair market value equal to such balance, or a combination of cash and shares.

         To the extent that a stock option and any alternative stock appreciation rights granted in conjunction with the stock option are canceled, terminate or expire without the exercise of the stock option or the alternative stock appreciation rights, if any, granted in conjunction with the stock option, the Dividend Equivalent Account with respect to the stock option shall be eliminated, and no payment with respect to the Dividend Equivalent Account shall be made by the Company. Dividend Equivalent Accounts shall be established and maintained only on the books and records of the Plan and/or the Company and no assets or funds of the Company or of the Plan shall be set aside, placed in trust, removed from the claims of the Company's general creditors, or otherwise made available until such amounts are actually payable as provided hereunder.

         (F) The Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards) shall have the authority to specify, at or after the time of grant of a stock option, that, subject to the availability of shares of Common Stock under the Plan at the time of such grant, a Participant shall be granted a new stock option ("New Option") in the event (i) such Participant exercises all or a part of a stock option (an "Original Option") by surrendering in accordance with Section 5(B) of the Plan previously acquired shares of Common Stock in full or partial payment of the Option Price under such Original Option, and/or (ii) a Participant's withholding tax obligation with respect to the exercise of an Original Option is satisfied, in accordance with Section 13 of the Plan, by the delivery of previously acquired shares of Common Stock by the Participant to the Company or the withholding of shares of Common Stock from the shares otherwise issuable to the Participant upon the exercise of the Original Option. Each New Option shall cover a number of shares of Common Stock equal to the number of shares of Common Stock surrendered in payment of the Option Price under such Original Option and/or surrendered or withheld to pay withholding taxes with respect to such Original Option. Each New Option shall have an Option Price per share of Common Stock equal to the fair market value of the Common Stock on the date of exercise of the stock option in respect of which the New Option was granted and shall expire on the stated expiration date of the Original Option. A New Option shall be exercisable at any time and from time to time from and after the date of grant of such New Option, subject to such restrictions on exercisability as may be imposed in the discretion of the Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards); provided, however, that a New Option shall not be exercisable during the first six months from the date of grant of such New Option. Any New Option may provide for the grant, when exercised, of subsequent New Options to the extent and upon such terms and conditions, consistent with this Section 5(F), as the Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards) in its sole discretion shall specify at or after the time of grant of such New Option. A New Option shall contain such other terms and conditions, which may include a restriction on the transferability of the shares of Common Stock received upon exercise of the Original Option, as the Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards) in its sole discretion shall deem desirable and which may be set forth in rules or guidelines adopted by the Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards) or in the stock option agreements evidencing the New Options.

         (G) No stock option or alternative stock appreciation rights (or associated Dividend Equivalent Account) shall be transferable by a Participant otherwise than by will, or if a Participant dies intestate, by the laws of descent and distribution of the state of domicile of the Participant at the time of death, and all stock options and alternative stock appreciation rights shall be exercisable during the lifetime of a Participant only by the Participant or by the guardian or

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legal representative of the Participant. Notwithstanding the foregoing, the
Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards) may grant stock options (with or without alternative stock appreciation rights or associated Dividend Equivalent Account) that are transferable, without payment of consideration, to immediate family members of the Participant or to trusts or partnerships for such family members, and the Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards) may also amend outstanding stock options to provide for such transferability.

         (H) Subject to Section 5(K) and Section 9 or this Plan, each Participant's stock option agreement shall contain provisions, consistent with this Plan, setting forth the extent to which the Participant shall have the right to exercise his or her stock option following termination of the Participant's employment or directorship with the Company and its Affiliates. Such provisions shall be determined in the sole discretion of the Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards), shall be included in the stock option agreement entered into with each Participant, need not be uniform among all stock options issued under the Plan, and may reflect distinctions based on the reasons for termination; provided, however, that in no event shall any such stock option be exercisable after the expiration date thereof under Section 5(C).

         If a Participant engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise and whether during or after termination of employment) which is in competition with the Company or an Affiliate of the Company, the Disinterested Committee may immediately terminate all outstanding stock options held by the Participant; provided, however, that this sentence shall not apply if the exercise period of a stock option following termination of employment has been extended as provided in Section 9(C). Whether a Participant has engaged in the operation or management of a business which is in competition with the Company or an Affiliate of the Company shall also be determined, in its discretion, by the Disinterested Committee, and any such determination by the Disinterested Committee shall be final and binding.

         (I) All stock options and alternative stock appreciation rights and any associated Dividend Equivalent Accounts shall be confirmed by a stock option agreement, or an amendment thereto, which shall be executed on behalf of the Company by the Chief Executive Officer (if other than the President), the President or any Vice President and by the Participant.

         (J) Fair market value of the Common Stock, so long as the Common Stock is listed on the New York Stock Exchange, shall be the mean between the highest and lowest sales prices per share of the Common Stock as quoted in the NYSE-Composite Transactions listing in The Wall Street Journal (or such other reliable publication as the Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards), in its discretion, may determine to rely upon) for the date as of which fair market value is to be determined. If there are no sales on such date, then fair market value shall be determined by taking a weighted average of the mean between the highest and lowest selling prices per share of the Common Stock as so quoted on the nearest date before and the nearest date after the date as of which fair market value is to be determined on which there are sales. The average should be weighted inversely by the respective numbers of days between the selling dates and the date as of which fair market value is to be determined. If the Common Stock is not listed on the New York Stock Exchange on the date as of which fair market value is to be determined, the Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards) shall in good faith determine the fair market value of the Common Stock on such date. Fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

         (K) Notwithstanding any other provision of this Section 5 or any other provision of the Plan or any stock option agreement referred to in Section 5(I) or an amendment thereto, any Participant who has made a hardship withdrawal from the Company's 401(k) Retirement Savings Plan for Management Employees or the Duquesne Light Company 401(k) Retirement Savings Plan for IBEW Represented Employees shall be prohibited, for a period of six (6) months following such hardship withdrawal, from exercising any stock option under the Plan in such a manner and to the extent that the exercise of such stock option would result in an employee elective contribution or an employee contribution to an employer plan within the meaning of Treasury Regulation Section 1.401(k)-1(d)(2)(iii)(B)(3) or any successor regulation.

                  Subject to the foregoing provisions of this Section and the other provisions of the Plan, any stock option or alternative stock appreciation rights granted under the Plan may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions as shall be determined by the Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards), in its discretion, and set forth in the stock option agreement referred to in Section 5(I), or an amendment thereto.

SECTION 6. RESTRICTED SHARES, RESTRICTED UNITS AND NON-EMPLOYEE DIRECTOR STOCK GRANTS

         (A) Types of Awards. The Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards) shall have the authority, in its discretion, to grant to any Participant an Award of Common Stock in such number of shares, and on such terms, conditions and restrictions, whether based on performance standards, periods of service or other criteria, as the Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards) shall establish (each such share, a "Restricted Share"). The Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards) may also grant units representing

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the right to receive shares of Common Stock in the future subject to the achievement of one or more goals relating to the completion of service by the Participant and/or the achievement of performance or other objectives, and containing such other terms, conditions and restrictions, as the Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards) shall establish (each such unit, a "Restricted Unit"). In addition, the Disinterested Committee shall have the authority, in its discretion, to grant to any Participant who is a non-employee member of the Board an Award of unrestricted shares of Common Stock in such number of shares, and on such terms and conditions as the Disinterested Committee shall establish (each such share, a "Non-Employee Director Share Award"). With respect to performance-based Awards of Restricted Shares or Restricted Units to "covered employees" (as defined in Section 162(m) of the Code) that are intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code performance targets will be limited to specified levels of one or more of the following (the "Performance Goals"): total shareholder return, operating income, operating profit (earnings from continuing operations before interest and taxes), net income, earnings per share, earnings before interest, taxes, depreciation and amortization, return on investment or working capital, return on shareholders' equity, economic value added (the amount, if any, by which net operating profit after tax exceeds a reference cost of capital), and balanced scorecard any one of which may be measured with respect to the Company or any one or more of its Affiliates or business units and either in absolute terms or as compared to another company or companies or peer group. The terms of any Restricted Share and Restricted Unit Awards granted under this Plan shall be set forth in an agreement which shall contain provisions determined by the Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards) and not inconsistent with this Plan.

         (B)      Restricted Share Awards.

                  (i) Issuance of Restricted Shares. As soon as practicable after the date of grant of an Award of Restricted Shares by the Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards), the Company shall cause to be transferred on the books of the Company, or its agent, the Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, but subject to forfeiture to the Company as of the date of grant if an Award agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. The terms of any Restricted Share award granted under the Plan shall be set forth in an Award agreement executed on behalf of the Company by the Chief Executive Officer (if other than the President), the President or any Vice President and by the Participant, which Award agreement shall contain provisions determined by the Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards) and not inconsistent with the Plan. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares, the share certificates, if any, representing such Restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant; provided, however, that if the Restricted Shares are uncertificated, other arrangements may be made, in the discretion of the Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards), to ensure the enforcement of the restrictions on such Restricted Shares. Upon the lapse or release of all restrictions with respect to an Award as described in Section 6(A)(iv), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 6(A)(iv), free of any restrictions set forth in the Plan and the Award agreement, shall be delivered to the Participant.

                  (ii) Shareholder Rights. Beginning on the date of grant of the Restricted Share award and subject to execution of the Award agreement as provided in Section 6(A)(i), the Participant shall become a shareholder of the Company with respect to all shares subject to the Award agreement and shall have all of the rights of a shareholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 6(A)(i); provided further, however, that the Award agreement with respect to Restricted Shares may provide for (A) the assignment by the Participant to the Company of all cash and non-cash dividends that accrue with respect to such Restricted Shares during the applicable forfeiture period, (B) either the accumulation of such dividends without interest or the deemed investment of such dividends in hypothetical shares of Common Stock during the accumulation period and (C) the delivery of such accumulated dividends (as adjusted, if appropriate, for any income or loss on a deemed investment in shares of Common Stock) to the Participant, in the form of cash, shares of Common Stock having a fair market value equal to the amount of such accumulated dividends, or a combination of cash and shares, at such time as the forfeiture restrictions with respect to such Restricted Shares shall lapse.

                  (iii) Restriction on Transferability. None of the Restricted Shares shall be transferable by a Participant otherwise than by will, or if a Participant dies intestate, by the laws of descent and distribution of the state of domicile of the Participant at the time of death, prior to lapse of the restrictions applicable thereto.

                  (iv) Delivery of Shares Upon Vesting. Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of any other conditions prescribed by the Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards), or at such earlier time as provided under the provisions of Section 9(D), the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 13, the Company shall deliver to the Participant or, in case of the Participant's death, to the Participant's beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

                  (v) Terms of Restricted Shares. Subject to Section 9(D) and the terms of the applicable Award agreement, all Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or an Affiliate as an employee until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award agreement. The Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards) shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share award. If a Participant engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise and whether during or after termination of employment) which is in competition with the Company or an Affiliate of the Company, the Disinterested Committee may immediately cause all Restricted Shares to be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares to terminate. Whether a Participant has engaged in the operation or management of a business which is in competition with the Company or an Affiliate of the Company shall also be determined, in its discretion, by the Disinterested Committee, and any such determination by the Disinterested Committee shall be final and binding.

         (C) Restricted Unit Awards. Restricted Unit Awards shall be subject to the restrictions, terms and conditions contained in the Plan and the applicable Award agreements entered into by the appropriate Participants. Until the lapse or release of all restrictions applicable to an Award of Restricted Units, no shares of Common Stock shall be issued in respect of such Awards and no Participant shall have any rights as a shareholder of the Company with respect to the shares of Common Stock covered by such Restricted Unit Award. Notwithstanding the foregoing, if so provided in the applicable Award agreement, and subject to such conditions, limitations and restrictions as shall be established by the Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards), from the date of grant of a Restricted Unit Award to the date of distribution, cancellation, termination or expiration of the Restricted Unit, the Participant shall be credited as of the record date of each cash dividend on the Common Stock with an amount equal to the cash dividends which would be paid with respect to the Common Stock then covered by the Restricted Unit if the Restricted Unit had been an issued and outstanding share of Common Stock held of record by the Participant on such record date. The Participant shall be entitled to receive from the Company in cash and/or shares of Common Stock, as determined by the Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards), the balance of such dividend equivalent amounts credited to the Participant at such time, and subject to such terms, conditions and restrictions, as shall be determined by the Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards) and set forth in the applicable Award agreement with respect to such Restricted Units. Subject to the requirements of Section 13, upon the lapse or release of all restrictions with respect to a Restricted Unit Award or at a later date if distribution has been deferred, one or more share certificates, registered in the name of the Participant, for an appropriate number of shares, free of any restrictions set forth in the Plan and the related Award agreement shall be delivered to the Participant. A Participant's Restricted Unit Award shall not be contingent on any payment by or consideration from the Participant other than the rendering of services. With the consent of the Disinterested Committee and the Participant, Restricted Unit Awards may be exchanged for outstanding Restricted Stock Awards subject to such restrictions, terms and conditions as the Disinterested Committee shall determine. If a Participant engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise and whether during or after termination of employment) which is in competition with the Company or an Affiliate of the Company, the Disinterested Committee may immediately cause all Restricted Units to be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Units to terminate. Whether a Participant has engaged in the operation or management of a business which is in competition with the Company or an Affiliate of the Company shall also be determined, in its discretion, by the Disinterested Committee, and any such determination by the Disinterested Committee shall be final and binding.

         (D) Non-Employee Director Share Awards. The Disinterested Committee may grant Non-Employee Director Share Awards to non-employee directors as part of the regular compensation package for all non-employee directors and/or as part of the regular compensation package for the Chairman of the Board, the Vice Chairman and Chairmen of Board Committees. Upon the grant of a Non-Employee Director Stock Award, the Company shall cause to be transferred on the books of the Company, or its agent, the Common Stock, registered on behalf of the Participant, evidencing the shares of Common Stock covered by the Award. Such shares shall not be subject to forfeiture but shall be subject to such other terms and conditions as the Disinterested Committee shall determine. Upon such grant, the Participant shall become a shareholder of the Company with respect to all shares subject to the Non-Employee Director Share Award and shall have all of the rights of a shareholder, including, but not limited to, the right to vote such shares and the right to receive dividends.

SECTION 7.     PERFORMANCE AWARDS

         (A)      General

                  (i) Award Periods and Calculations of Potential Incentive Amounts. The Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards) may grant Performance Awards to Participants who are key management employees of the Company. A "Performance Award" shall consist of the right to receive a payment (measured by the fair market value of a specified number of shares of the Common Stock, increases in such fair market value during the Award Period and/or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period. An "Award Period" means, with respect to a Performance Award, the period of time set forth in the Award agreement during which specified performance goals must be achieved or other conditions set forth in the Award agreement must be satisfied. The Award Period shall be twenty-four (24) or more consecutive months as determined by the Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards).

                  No later than ninety (90) days after the commencement of each Award Period, the Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards) shall (x) designate the Participants who are eligible to receive Performance Awards during such Award Period based on such factors as it deems pertinent, (y) set the performance targets to be achieved during an Award Period in order to receive Performance Awards, and (z) promptly provide to each person selected as a Participant written notice of such selection and the applicable performance targets. The Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards), in its discretion and under such terms as it deems appropriate, may permit newly eligible employees, such as those who are promoted or newly hired, to receive Performance Awards after an Award Period has commenced.

                  For purposes of this Section 7, the fair market value of the Common Stock shall be determined as provided in Section 5(J). The terms of any Performance Award granted under the Plan shall be set forth in an Award agreement executed on behalf of the Company by the Chief Executive Officer (if other than the President), the President or any Vice President and by the Participant, which Award agreement shall contain provisions determined by the Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards) and not inconsistent with the Plan, which may include provisions describing:
         (i) the Award Period for measuring the achievement of performance objectives, in whole or in part; (ii) the performance objectives for the Participant, including a target level of performance; (iii) the amount of cash and/or the number of shares of Common Stock available to the Participant upon achieving the target level of performance; (iv) the applicable percentage of the target award that will be paid depending on the extent to which the target level of performance is fully or partially achieved or surpassed; and (v) the effect of the Participant's termination of employment prior to the end of the Award Period.

                  (ii) Performance Targets. The performance targets for Performance Awards may include such goals related to the performance of the Company or, where relevant, any one or more of its Affiliates or divisions and/or the performance of a Participant as may be established by the Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards) in its discretion. In the case of Performance Awards to "covered employees" (as defined in Section 162(m) of the Code), the targets will be limited to specified levels of one or more of the Performance Goals. The performance targets established by the Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards) may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period. Except to the extent inconsistent with the performance-based compensation exception under Section 162(m) of the Code, in the case of Performance Awards granted to employees to whom such section is applicable, the Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards), in its discretion, but only under extraordinary circumstances as determined by the Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards), may change any prior determination of performance targets for any Award Period at any time prior to the final determination of the Award when events or transactions occur to cause the performance targets to be an inappropriate measure of achievement.

                  (iii) Earning Performance Awards. The Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards), at or as soon as practicable after the date of grant, shall prescribe a formula to determine the percentage of the Performance Award to be earned based upon the degree of attainment of performance targets. After the end of the applicable Award Period, the Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards) shall determine whether the participant has achieved or surpassed the target level of performance for the Award Period.

                  (iv) Payment of Earned Performance Awards. Subject to the requirements of Section 13, payments of earned Performance Awards shall be made in cash or Common Stock, or a combination of cash and Common Stock, in the discretion of the Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards). The Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards), in its sole discretion, may define such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable. If all or part of a Performance Award is in the form of shares of Common Stock, a Participant does not have the right to vote the shares or receive dividends on the shares or have any other rights of a shareholder with respect to the shares, unless and until the shares are issued to the Participant.

         (B)      Terms of Performance Awards

                  (i) Termination of Employment. Unless the Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards), in its discretion, shall otherwise determine, if prior to the end of an Award Period a Participant's employment with the Company and its Affiliates terminates, or the Participant's employer ceases to be an Affiliate of the Company, the Participant will not be entitled to receive any Performance Awards except to the extent otherwise provided in the applicable Award agreement.

                  (ii) Other Events. If a Participant engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise and whether during or after termination of employment) which is in competition with the Company or an Affiliate of the Company, the Disinterested Committee may immediately cause all Performance Awards to be forfeited and returned to the Company and all rights of the Participant with respect to such Performance Awards to terminate. Whether a Participant has engaged in the operation or management of a business which is in competition with the Company or an Affiliate of the Company shall also be determined, in its discretion, by the Disinterested Committee, and any such determination by the Disinterested Committee shall be final and binding.

                  (iii) Dividend Equivalents. If so provided in the applicable Award agreement, and subject to such conditions, limitations and restrictions as shall be established by the Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards), if a Performance Award is denominated in shares of Common Stock, then from the date of grant of such Performance Award to the date of distribution, cancellation, termination or expiration of the Performance Award, the Participant shall be credited as of the record date of each cash dividend on the Common Stock with an amount equal to the cash dividends which would be paid with respect to the Common Stock then covered by the Performance Award if the Performance Award had been an issued and outstanding share of Common Stock held of record by the Participant on such record date. The Participant shall be entitled to receive from the Company in cash and/or shares of Common Stock, as determined by the Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards), the balance of such dividend equivalent amounts credited to the Participant at such time, and subject to such terms, conditions and restrictions, as shall be determined by the Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards) and set forth in the applicable Award agreement with respect to such Performance Award.

SECTION 8.     ADJUSTMENT AND SUBSTITUTION OF SHARES

         If a dividend or other distribution shall be declared upon the Common Stock payable in shares of the Common Stock, (i) the number of shares of the Common Stock then subject to any outstanding stock option, Restricted Share Award, Restricted Unit Award or Performance Award, (ii) the number of shares of the Common Stock which may be delivered under the Plan but are not then subject to an outstanding stock option, Restricted Share Award, Restricted Unit Award or Performance Award and (iii) the limitation under Section 2 on the number of shares of Common Stock which may be subject to Awards granted to any Participant in any calendar year shall be adjusted by adding thereto the number of shares of the Common Stock which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend or distribution.

         If the outstanding shares of the Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Company or another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of the Common Stock subject to any then outstanding stock option, Restricted Share Award, Restricted Unit Award or Performance Award and for each share of the Common Stock which may be delivered under the Plan but is not then subject to an outstanding stock option, Restricted Share Award, Restricted Unit Award or Performance Award, the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchangeable.

         In case of any adjustment or substitution as provided for in this
Section 8, the aggregate Option Price for all shares subject to each then outstanding stock option prior to such adjustment or substitution shall be the aggregate Option Price for all shares of stock or other securities (including any fraction) to which such shares shall have been adjusted or which shall have been substituted for such shares. Any new Option Price per share shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

         The Disinterested Committee shall have the power and sole discretion to determine the amount of any adjustment or substitution pursuant to this Section
8. No adjustment or substitution provided for in this Section 8 shall require the Company to sell or deliver a fraction of a share or other security. Accordingly, all fractional shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.

SECTION 9. ADDITIONAL RIGHTS IN CERTAIN EVENTS

         (A) Definition of Change in Control. For purposes of this Section 9, "Change in Control" shall mean, and shall be deemed to have occurred upon, the first to occur of any of the following events:

                  (i) The acquisition by any individual, entity, or group (a "Person"), including a "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of twenty percent (20%) or more of either: (i) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock"); or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); excluding, however the following: (a) any acquisition directly from the Company (excluding an acquisition resulting from the exercise of an exercise, conversion, or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company); (b) any acquisition by the Company, (c) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (d) any acquisition by any corporation pursuant to a transaction which complies with subclauses (a), (b), and (c) of clause (iii) below;

                  (ii) During any twenty-four (24) consecutive month period, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such twenty-four
         (24) month period shall be deemed to have satisfied such twenty-four
         (24) month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds (2/3) of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such period) or by prior operation of the provisions of this clause
         (ii);

                  (iii) The consummation of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which: (a) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation, which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be; (b) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, twenty-five percent (25%) or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, twenty-five percent (25%) or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors; and (c) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

                  (iv) The consummation of a plan of complete liquidation or dissolution of the Company.

         Notwithstanding the foregoing, a Change in Control will not be deemed to have occurred by reason of a distribution of the voting securities of any of the Company's subsidiaries to the stockholders of the Company, or by means of an initial public offering of such securities.

         (B) Acceleration of the Exercise Date of Stock Options and Alternative Stock Appreciation Rights. Unless the stock option agreement referred to in
Section 5(I), or an amendment thereto, shall otherwise provide, notwithstanding any other provision contained in the Plan (other than Section 5(K)), upon the occurrence of a Change in Control, all stock options and alternative stock appreciation rights shall become immediately and fully exercisable.

         (C) Extension of the Expiration Date of Stock Option and Alternative Stock Appreciation Rights. Unless the stock option agreement referred to in
Section 5(I), or an amendment thereto, shall otherwise provide, notwithstanding any other provision contained in the Plan (other than Section 5(K)), all stock options and alternative stock appreciation rights held by a Participant whose employment with the Company or an Affiliate of the Company terminates within one year of any Change in Control for any reason other than disability, retirement under any retirement plan of the Company or an Affiliate of the Company, or death shall be exercisable for a period of three months from the date of such termination, but in no event after the expiration date of the stock option.

         (D) Termination of Restrictions on Restricted Shares and Restricted Units. Unless the applicable Award agreement referred to in Section 6, or an amendment thereto, shall otherwise provide, notwithstanding any other provision in the Plan, upon the occurrence of a Change in Control, all restrictions applicable to all Restricted Share Awards and Restricted Unit Awards shall terminate fully and the Participant shall immediately have the right to the delivery of share certificate or certificates for such shares in accordance with
Section 6.

         (E) Acceleration of Payment of Performance Awards. Unless the applicable Award agreement referred to in Section 7, or an amendment thereto, shall otherwise provide, notwithstanding any other provision in the Plan, upon the occurrence of a Change in Control, all Performance Awards for all uncompleted Award Periods shall be determined for all uncompleted Award Periods as of the date of the Change in Control at the greater of (i) the performance level attained and projected for the remainder of such uncompleted Award Periods and (ii) the target performance level for each such uncompleted Award Period, and shall immediately become fully payable to all Participants and shall be paid to Participants as soon as reasonably practicable after such Change in Control.

SECTION 10. FOREIGN QUALIFIED AWARDS

         Awards under the Plan may be granted to such employees of the Company and its Affiliates who are residing in foreign jurisdictions as the Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards) in its sole discretion may determine from time to time. The Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards) may adopt such supplements to the Plan as may be necessary or appropriate to comply with the applicable laws of such foreign jurisdictions and to afford Participants favorable treatment under such laws; provided, however, that no Award shall be granted under any such supplement with terms or conditions inconsistent with the provision set forth in the Plan.

SECTION 11. EFFECT OF THE PLAN ON THE RIGHTS OF EMPLOYEES AND EMPLOYER

         Neither the adoption of the Plan nor any action of the Board, the Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards) or the Key Employee Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards) pursuant to the Plan shall be deemed to give any employee any right to be granted an Award under the Plan and nothing in the Plan, in any Award granted under the Plan, in any Dividend Equivalent Account established under the Plan or in any stock option agreement or other Award agreement shall confer any right to any employee to continue in the employ of the Company or an Affiliate of the Company or interfere in any way with the rights of the Company or an Affiliate of the Company to terminate the employment of any employee at the time.

SECTION 12. AMENDMENT

         The right to alter and amend the Plan at any time and from time to time and the right to revoke or terminate the Plan are hereby specifically reserved to the Board; provided always that no such revocation or termination shall terminate any outstanding stock option, alternative stock appreciation rights, Restricted Share award or Performance Award theretofore granted under the Plan or any Dividend Equivalent Account theretofore established under the Plan; and provided further that no such alteration or amendment of the Plan shall, without approval by the shareholders of the Company (a) increase the total number of shares which may be issued or delivered under the Plan, (b) increase the total number of shares which may be covered by Awards to any one Participant, (c) change the minimum Option Price or (d) extend the period set forth in the Plan during which Awards may be granted. No alteration, amendment, revocation or termination of the Plan shall, without the written consent of the holder of a stock option, alternative stock appreciation rights, Restricted Share Award, Restricted Unit Award or Performance Award theretofore granted under the Plan or a Dividend Equivalent Account theretofore established under the Plan, adversely affect the rights of such holder with respect to such stock option, alternative stock appreciation rights, Restricted Share Award, Restricted Unit Award, Performance Award or Dividend Equivalent Account.

SECTION 13. TAXES

         The Company shall withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares of Common Stock issuable under the Plan, and the Company may defer payment or issuance of the cash or shares of Common Stock unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards) or its delegate and shall be payable by the Participant at such time as the Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards) or its delegate determines. The Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards) shall prescribe one or more methods by which the Participant will be permitted to satisfy his or her tax withholding obligation, which methods may include, without limitation, any one, or any combination, of the following: (i) the payment of cash by the Participant to the Company, (ii) the delivery of previously acquired shares of Common Stock by the Participant to the Company, (iii) the withholding of cash from any cash amount otherwise payable to the Participant upon the exercise of alternative stock appreciation rights or the settlement of Dividend Equivalent Accounts and (iv) the withholding of shares of Common Stock from any shares otherwise issuable to the Participant. For purposes of clauses (ii) and (iv) above, shares of Common Stock shall be valued based upon their fair market value on the date such shares are delivered or withheld. The Disinterested Committee (or the Key Employee Committee, in the case of Non-Insider Awards) shall be authorized, in its sole discretion, to establish such rules and procedures relating to any such withholding methods as it deems necessary or appropriate, including, without limitation, rules and procedures relating to elections by Participants who are subject to the provisions of Section 16 of the 1934 Act to deliver shares of Common Stock or have shares of Common Stock withheld to meet such withholding obligations.

SECTION 14.     EFFECTIVE DATE AND DURATION OF PLAN

         The Plan was approved by the Board, effective as of January 1, 2002 (the "Effective Date") and was ratified by the shareholders of the Company as of June 26, 2002. Certain amendments to the Plan were approved by the Board on February 26, 2004 and are subject to approval by the shareholders.

         No Award may be granted or Dividend Equivalent Account established under the Plan after December 31, 2011.

 SECTION 15.     DEFINITION KEY

The following terms shall have the meanings defined for such terms in the section of the Plan set forth below:

"Affiliate"                                     first paragraph
 "Associate"                                    Section 9(A)(1)
"Award"                                         Section 2
"Award Period"                                  Section 7(A)
"Board"                                         Section 1
"Change in Control"                             Section 9(A)
"Code"                                          Section 1
"Company"                                       first paragraph
"Common Stock"                                  first paragraph
"Corporate Transaction"                         Section 9(A)(iii)
"Disinterested Committee"                       Section 1
"Effective Date"                                Section 14
"Exchange Act"                                  Section 9(A)(i)
"Incumbent Directors"                           Section 9(A)(ii)
"Key Employee Committee"                        Section 1
"New Option"                                    Section 5(F)
"1934 Act"                                      first paragraph
"Non-Employee Director Share Award"             Section 6(A)
"Non-Insider Awards"                            Section 2
"Non-Insiders"                                  Section 2
"Option Price"                                  Section 5(A)
"Original Option"                               Section 5(F)
"Outstanding Common Stock                       Section 9(A)(i)
"Outstanding Voting Securities                  Section 9(A)(i)
"Participant"                                   Section 2
"Performance Award"                             Section 7(A)
"Performance Goals"                             Section 6(A)
"Person"                                        Section 9(A)(2)
"Plan"                                          first paragraph
"Prior Option"                                  second paragraph
"Prior Plan"                                    second paragraph
"Restricted Share"                              Section 6(A)
"Restricted Unit"                               Section 6(A)

                                                                      Appendix B

                             AUDIT COMMITTEE CHARTER

         The Committee was established September 26, 1989. The Committee shall have the following composition and duties and shall function on the following terms:

1. The Committee shall be composed of three or more independent Directors who shall be neither officers of the Company nor disqualified from serving on the Committee by applicable rules of regulatory agencies or the New York Stock Exchange. All members of the Committee shall be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment. In addition, at least one member of the Committee shall be (a) an "audit committee financial expert" as such term is defined by the Securities and Exchange Commission; and (b) have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment. Members of the Committee shall be elected annually by the Board upon the recommendation of the Corporate Governance Committee. The Chairperson of the Committee shall be appointed by the Board upon the recommendation of the Corporate Governance Committee.

         The Committee's primary purpose is to assist the Board in fulfilling its oversight responsibilities of (i) the integrity of the financial statements of the Company, (ii) the independent auditor's qualifications and independence, (iii) the performance of the Company's internal audit function and independent auditors and (iv) the Company's legal and regulatory requirements.

2. Vacancies shall be filled by election by the Board upon the recommendation of the Corporate Governance Committee, and any member of the Committee may be removed by the Board.

3. Subject to the provisions of Item 4 below, the Committee shall fix its own rules or procedures and shall meet as provided by such rules or at the call of the Chairperson or a majority of the members. A majority of the Committee shall constitute a quorum. Except in cases in which it is by law, the Company's Articles of Incorporation, the Company's By-Laws, this Charter, or otherwise provided, a majority of the quorum shall decide any questions before the Committee.

4. Procedures fixed by the Committee shall be subject to any applicable provisions of the By-Laws of the Company relating generally to Committees of the Board. The Committee shall meet as the members deem necessary or advisable to perform the duties and responsibilities set forth in Item 5 below, but not less than quarterly. At such meetings management, the independent public accountants, and the internal auditor may each have an opportunity to meet privately with members of the Committee and may communicate directly with the Chairperson of the Committee at any time. The Committee shall meet with management, the internal auditors and the independent auditor in separate executive sessions at least quarterly. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee may also, to the extent it deems necessary or appropriate, meet with the Company's investment bankers or financial analysts who follow the Company. Minutes shall be kept of all Committee meetings. The Committee shall report to the Board following each meeting.

5. In addition to such other duties and responsibilities as the Board may from time to time determine, the duties and responsibilities of the Committee shall include the following:

                  a. Oversee the Company's Relationship with Independent Auditors through

                           1. Having the sole authority to appoint, retain, compensate, evaluate or replace the independent auditor and to approve all audit engagement fees and terms and all non-audit engagements with the independent auditors. The Committee may consult with management but shall not delegate these responsibilities. The independent auditor shall report directly to the Committee;

                           2. Reviewing the experience and qualifications of the senior members of the independent public accountants and ensuring that the independent public accountants' staff working on the Company's account are rotated off of the Company's account as may be required by law;

                           3. Obtaining and reviewing a report from the independent auditor at least annually regarding (1) the auditor's internal quality-control procedures, (2) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (3) any steps taken to deal with any such issues and (4) all relationships between the independent auditor and the Company;

                           4. Evaluating the qualifications, performance and independence of the independent auditor and lead partner, including considering whether (1) the auditor's quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and the internal auditors and (2) it is appropriate to adopt a policy of rotating (i) the lead audit partner prior to the time that such partner is required to be rotated as a matter of law or (ii) the independent auditing firm itself on a regular basis. The Committee shall present its conclusions to the Board concerning the auditor's qualifications, performance and independence and, if so determined by the Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor;

                           5. Ensuring that the independent public accountants submit on a periodic basis a formal written statement delineating all relationships between the independent public accountants and the Company and reviewing and discussing with the independent public accountants all disclosed relationships or services that may impact the objectivity and independence of the accountants;

                           6. Setting policies for the Company's hiring of employees or former employees of the independent auditor;

                           7. Reviewing and discussing with the national office of the independent auditor issues on which they were consulted by the Company's audit team and matters of audit quality and consistency;

                           8. Meeting with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

                  b. Oversee financial statement and disclosure matters through

                           1. Reviewing and discussing with management and the independent auditor the annual audited financial statements and quarterly financial statements, including disclosures made in "Management's Discussion and Analysis of the Financial Condition and the Results of Operation," and recommending to the Board whether the audited financial statements should be included in the Company's Form 10-K;

                           2.       Discussing with management and the
                                    independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls, the development, selection and disclosure of critical accounting estimates, and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company's financial statements;

                           3. Discussing with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies;

                           4.       Discussing with management and the
                                    independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements;

                           5. Discussing with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies;

                           6. Discussing with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. In particular, discussing:

                                    (a)      The adoption of, or changes to, the
                                             Company's significant auditing and
                                             accounting principles and practices
                                             as suggested by the independent
                                             auditor, internal auditors or
                                             management;

                                    (b)      The management letter provided by
                                             the independent auditor and the
                                             Company's response to that letter;

                                    (c)      Any difficulties encountered in the
                                             course of the audit work, including
                                             any restrictions on the scope of
                                             activities or access to requested
                                             information, and any significant
                                             disagreements with management.

                  c.       Oversee the Company's internal audit function through

                           1. Reviewing with Company management, internal auditors and the independent public accountants, the adequacy of the Company's system of internal accounting control, including computerized information system controls and security. This review shall include significant findings and recommendations;

                           2. Reviewing the internal audit function of the Company including the independence and authority of its reporting obligations, the proposed audit plan and results, and the coordination of such plans with the independent public accountants. The senior internal audit executive reports directly to the Committee and the President and Chief Executive Officer; and

                           3. Reviewing and evaluating the effectiveness of the Company's process for assessing significant risks or exposures and the steps that management has taken to monitor and control such risks to the Company.

                  d.       Oversee compliance responsibilities through

                           1. Monitoring compliance with the Company's Guidelines for Ethical Conduct policy;

                           2. Reviewing, with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements;

                           3.       Establishing and maintaining procedures for
                                    (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters;

                           4. Discussing with Company management and the independent public accountants, any communications with governmental agencies, any employee complaints or any published statements or reports that raise significant issues regarding the Company's financial reporting;

                           5. Reviewing and reassessing the adequacy of this Charter periodically, at least annually, as conditions dictate; and

                           6. Preparing the report required by the Securities and Exchange Commission to be included in the Company's annual proxy statement.

6. Notwithstanding the foregoing responsibilities and duties, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Guidelines for Ethical Conduct.

7. The Committee may designate one or more subcommittees from among its membership, and delegate any of the duties set forth in this Charter to any such subcommittee. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting, or other advisors.

8. Compensation of members shall be determined from time to time by the Board. Until otherwise determined, each member shall be paid the fee established by the Board from time to time for attendance by members of standing Committees of the Board for each meeting of the Committee attended by such member. In addition, members of the Committee shall be reimbursed for all reasonable expenses incurred in attending such meetings. Notwithstanding the foregoing, no member of the Committee shall receive compensation in the form of fees paid directly or indirectly for services as a consultant or a legal or financial advisor, regardless of the amount. In addition, no compensation in the form of fees paid directly or indirectly for consulting or advisory services shall be paid to a firm for which an Audit Committee member is employed, even if the member is not the actual service provider.

9. The Company shall provide for appropriate funding, as determined by the Committee, for payment of (a) compensation of the independent auditors;
         (b) compensation of any other advisers retained by the Committee; and
         (c) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

10. The Corporate Governance Committee of the Board shall conduct an annual performance review of the Committee.

                                 TICKET REQUEST

         An admittance ticket will be sent to a stockholder whose request is received by May 11, 2004. Stockholders without tickets will need to register at the meeting.

RETURN WITH YOUR PROXY, OR MAIL TO:

                           Douglas L. Rabuzzi
                           Corporate Secretary
                           Duquesne Light Holdings, Inc.
                           411 Seventh Avenue
                           Pittsburgh, PA  15219

                   DO NOT RETURN THIS FORM UNLESS YOU PLAN TO
                           ATTEND THE ANNUAL MEETING.

                                    Cut here
--------------------------------------------------------------------------------
I (We) will attend the Annual Meeting of Stockholders on May 27, 2004 at 10:00 a.m. at the Manchester Craftsmen's Guild, 1815 Metropolitan Street, Pittsburgh, PA 15233.

         NOTE: If you are not a stockholder of record or 401(K) participant, please send proof of ownership if requesting a ticket.

                                  PLEASE PRINT

ACCOUNT NO.:___________________________________________________

NAME:       ___________________________________________________

ADDRESS:    ___________________________________________________

            ___________________________________________________

PHONE:        (   )
            ---------------------------------------------------

                             YOUR VOTE IS IMPORTANT

              Please consider voting by Phone or Internet ~ it will
                        enable the Company to SAVE MONEY.

                     (SEE INSTRUCTIONS ON YOUR PROXY CARD.)


TO VOTE BY PHONE CALL:

                                 1-800-542-1160

                                       OR

TO VOTE BY INTERNET:

                                www.votefast.com

                                       OR

TO VOTE BY MAIL:

                    Mark, Sign, Date & Return your Proxy Card

                  DO NOT RETURN YOUR PROXY CARD IF YOU VOTE BY
                  ------------------------------
                                PHONE OR INTERNET

                               Please Vote Today!



                                                                                       ---------------------------------------------
                                                                                                     VOTE BY INTERNET
[LOGO]                                                                                 ---------------------------------------------
DUQUESNE LIGHT HOLDINGS                                                                Have your proxy card available when you
BOX 68                                                                                 access the website www.votefast.com, and
PITTSBURGH, PA 15230                                                                   follow the simple instructions presented to
------------------------                                                               record your vote.

                                                                                       ---------------------------------------------
                                                                                                     VOTE BY TELEPHONE
                                                                                       ---------------------------------------------
                                                                                       Have your proxy card available when you call
                                                                                       the TOLL-FREE NUMBER 1-800-542-1160 using
                                                                                       a touch-tone telephone, and follow the simple
                                                                                       instructions presented to record your vote.

                                                                                       ---------------------------------------------
                                                                                                       VOTE BY MAIL
                                                                                       ---------------------------------------------
                                                                                       Please mark, sign and date your proxy card
                                                                                       and return it in the enclosed POSTAGE-PAID
                                                                                       ENVELOPE to Duquesne Light Holdings, Inc.,
                                                                                       Box 68, Pittsburgh, PA 15230.



-----------------------------------------   -----------------------------------------   -------------------------------------------
            VOTE BY INTERNET                            VOTE BY TELEPHONE                              VOTE BY MAIL
         Access the Website and                      Call Toll-Free using a                        Return your proxy card
             cast your vote:                          touch-tone telephone:                       in the enclosed postage-
            www.votefast.com                             1-800-542-1160                               paid envelope.
-----------------------------------------   -----------------------------------------   -------------------------------------------

                      VOTING BY INTERNET OR TELEPHONE HELPS US SAVE MONEY AND PROCESSES YOUR VOTE IMMEDIATELY.

                                              ========================================
                                                CONTROL NUMBER:
                                              ========================================

                                                 Vote 24 hours a day, 7 days a week!
                             Your Internet or telephone vote must be received by 11:59 p.m. Eastern Time on May 26, 2004 to be counted in the final tabulation.


                                   - PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING. -
------------------------------------------------------------------------------------------------------------------------------------

[LOGO]
       DUQUESNE LIGHT HOLDINGS                                                         ANNUAL MEETING OF STOCKHOLDERS - MAY 27, 2004
------------------------------------------------------------------------------------------------------------------------------------
                                     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL ITEMS.
------------------------------------------------------------------------------------------------------------------------------------
                                    FOR ALL             WITHHELD                                        FOR    AGAINST     ABSTAIN
                          (Except those crossed out) (All Nominees)
                                                                      2. APPROVAL OF AMENDMENTS TO THE  [ ]      [ ]         [ ]
1. ELECTION OF THREE DIRECTORS        [ ]                 [ ]            2002 LONG-TERM INCENTIVE PLAN
    (01) DOREEN E. BOYCE
    (02) CHARLES C. COHEN
    (03) MORGAN K. O'BRIEN
                                                                                                        FOR    AGAINST     ABSTAIN
  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL                    3. RATIFICATION OF AUDITORS       [ ]      [ ]         [ ]
  NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME.                     DELOITTE & TOUCHE LLP
------------------------------------------------------------------------------------------------------------------------------------




SIGNATURE(S):                                                            DATE:
              ---------------------------------------------------------        -----------------------------------------------------
NOTE: Stockholder(s) signature(s) should correspond to the name(s) appearing on this proxy. Please give full title if signing in a representative capacity.

[LOGO]
         DUQUESNE LIGHT HOLDINGS
                  ANNUAL MEETING OF STOCKHOLDERS - MAY 27, 2004



Duquesne Light Holdings' Annual Meeting of Stockholders will be held on Thursday, May 27, 2004 at the Manchester Craftsmen's Guild, 1815 Metropolitan Street, Pittsburgh, PA 15233 at 10:00 a.m.

The lower portion on the reverse side of this form is your PROXY CARD. EACH PROPOSAL IS FULLY EXPLAINED IN THE "NOTICE OF 2004 ANNUAL MEETING AND PROXY STATEMENT." If you will attend the Annual Meeting, please complete and return the ticket request form found at the end of the proxy statement. A TICKET WILL BE NEEDED FOR ADMITTANCE TO THE MEETING.




                             YOUR VOTE IS IMPORTANT!


If you do not vote by Internet or telephone, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to Duquesne Light Holdings, Inc., Box 68, Pittsburgh, PA 15230, so your shares may be represented at the meeting. If you vote by Internet or telephone, please do not mail this proxy card.





         - PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING. -
--------------------------------------------------------------------------------

[LOGO]
         DUQUESNE LIGHT HOLDINGS
             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - MAY 27, 2004

Morgan K. O'Brien or Douglas L. Rabuzzi or either of them, are hereby appointed Proxy or Proxies, with full power of substitution, to vote the shares of the stockholder(s) named on the reverse side hereof at the Annual Meeting of Stockholders of Duquesne Light Holdings to be held on May 27, 2004 and at any adjournments or postponements thereof as directed on the reverse side hereof and in his or their discretion to act upon any other matters that may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED AS YOU SPECIFY. IF NOT SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND IN THE DISCRETION OF THE HOLDER ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. A VOTE FOR PROPOSAL 1 INCLUDES DISCRETIONARY AUTHORITY TO CUMULATE VOTES SELECTIVELY AMONG THE NOMINEES AS TO WHOM AUTHORITY TO VOTE HAS NOT BEEN WITHHELD AND TO VOTE FOR A SUBSTITUTE NOMINEE IF ANY NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE.

    Please mark, sign and date this proxy on the reverse side and return the completed proxy promptly in the enclosed envelope.